Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

EXCLUSIVE LICENSE AGREEMENT

by and between

Shanghai Scizeng Medical Technology Co., LTD.

As Licensor

AND

Yarrow Bioscience, Inc.

As Licensee

AND

[***]

AND

[***]

AND

[***]

AND

[***]

As Guarantor

i

5.10.	Remedial Actions	26

ARTICLE 6 SUPPLY		26

6.1.	Supply for Development Activities	26

6.2.	Delivery	27

6.3.	Quality Agreement	27

6.4.	Commercial Supply	28

ARTICLE 7 MANUFACTURING AND TECHNOLOGY TRANSFER		28

7.1.	Manufacturing Know-How Transfer and Assistance	28

7.2.	Technology Transfer after [***]	29

7.3.	Manufacture	29

ARTICLE 8 COMMERCIALIZATION		29

8.1.	General	29

8.2.	Commercialization Diligence; Report	29

ARTICLE 9 FINANCIAL PROVISIONS		29

9.1.	Upfront Payment	29

9.2.	Manufacturing Tech Transfer Payments	29

9.3.	Development Milestone Payments	30

9.4.	Regulatory Approval Milestones	30

9.5.	Commercial Milestones	31

9.6.	Royalty Payments	32

9.7.	Third Party Technology	33

9.8.	Taxes and Withholding	34

9.9.	Late Payments	35

9.10.	Currency Conversion	35

9.11.	Blocked Payments	35

9.12.	Payment Method	35

9.13.	Financial Audits	35

ARTICLE 10 INTELLECTUAL PROPERTY		36

10.1.	Ownership	36

10.2.	Patent Prosecution and Maintenance	36

10.3.	Patent Enforcement.	37

10.4.	Infringement of Third Party Rights	39

10.5.	Purple Book Listing	39

10.6.	Patent Marking	39

10.7.	Trademarks	39

ARTICLE 11 CONFIDENTIALITY		40

11.1.	Confidentiality	40

11.2.	Terms of this Agreement	40

11.3.	Exceptions	40

11.4.	Authorized Disclosure	41

11.5.	Publicity	41

11.6.	Prior CDA	42

11.7.	Equitable Relief	42

11.8.	Return or Destruction of Confidential Information	42

11.9.	Publication	43

ARTICLE 12 REPRESENTATIONS AND WARRANTIES		43

12.1.	Representations and Warranties of Each Party	43

12.2.	Covenants of Each Party	44

12.3.	Representations and Warranties of GenSci	44

12.4.	Covenants of GenSci	45

12.5.	Representations and Warranties of Yarrow	46

12.6.	Covenants of Yarrow	46

12.7.	Compliance	46

12.8.	NO OTHER WARRANTIES	47

ARTICLE 13 INDEMNIFICATION		48

13.1.	Indemnification by Yarrow	48

13.2.	Indemnification by GenSci	48

13.3.	Indemnification Procedure	48

13.4.	Mitigation of Loss	49

13.5.	Limitation of Liability	49

13.6.	Insurance	49

ARTICLE 14 TERM AND TERMINATION		49

14.1.	Term	49

14.2.	Termination	49

14.3.	Survival	52

14.4.	Termination Not Sole Remedy	52

ARTICLE 15 DISPUTE RESOLUTION		52

15.1.	Disputes	52

15.2.	Internal Resolution	52

15.3.	Binding Arbitration	52

15.4.	Baseball Arbitration	53

ARTICLE 16 MISCELLANEOUS		54

16.1.	Force Majeure	54

16.2.	Assignment	55

16.3.	Change of Control	55

16.4.	Severability	55

16.5.	Notices	56

16.6.	Governing Law	56

16.7.	Entire Agreement; Amendments	56

16.8.	Headings	56

16.9.	Performance by Affiliates	57

16.10.	Independent Contractors	57

16.11.	Waiver	57

16.12.	Cumulative Remedies	57

16.13.	Business Day Requirements	57

16.14.	English Language	57

16.15.	Further Actions	57

16.16.	Construction	57

16.17.	Parental Guaranty	58

16.18.	Counterparts	58

SCHEDULES

Schedule 1.93	Licensed Molecule
Schedule 1.94	Licensed Patent Rights as of the Effective Date; Changing Application
Schedule 4.3.1	Initial Transfer to Yarrow of the Licensed Know-How, GenSci Development Data, and Regulatory Materials
Schedule 7.1	MTT Plan

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) is made as of December 15, 2025 (the “Effective Date”), by and between Shanghai Scizeng Medical Technology Co., LTD. (上海赛增医疗科技有限公司), a corporation organized and existing under the laws of People’s Republic of China and having a place of business at Floor 3, No. 1, Lane 100, Banxia Road Pudong, New Area, Shanghai 201318 China (“GenSci”), and Yarrow Bioscience, Inc., a corporation organized and existing under the laws of Delaware and having a place of business at 40 10th Avenue, Floor 7, New York, New York 10014 (“Yarrow”), and solely for the purposes of Section 16.17 (Parental Guaranty), [***], [***], [***], and [***] (together with [***], [***] and [***] “Guarantor”). GenSci and Yarrow are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals

Whereas, GenSci is a biopharmaceutical company in China, specializing in pediatric and women’s health, and also active in therapeutic areas of endocrinology, metabolic, immunology/respiratory, and oncology;

Whereas, Yarrow is a pharmaceutical company organized to discover, develop, and commercialize pharmaceutical products in the Territory; and

Whereas, Yarrow wishes to obtain an exclusive license from GenSci for the development, manufacture, and commercialization of the Licensed Molecules (as defined below) and the Licensed Products (as defined below), and GenSci is willing to grant such a license to Yarrow, all in accordance with the terms and conditions set forth herein.

Agreement

Now Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized will have the meanings set forth below:

1.1.	“[***]” means [***].

1.2.	“Accounting Standards” means U.S. generally accepted accounting principles or international financial reporting standards, in each case, consistently applied.

1.3.	“Acquirer” means a Third Party that acquires a Party through a Change of Control, together with any Affiliates of such Third Party existing immediately prior to the consummation of the Change of Control. For clarity, an “Acquirer” of a Party shall exclude the Party and all of its Affiliates existing immediately prior to the consummation of the Change of Control.

1.4.	“Active Ingredient” means any clinically active material that provides pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants, or controlled release technologies).

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1.5.	“Affiliate” with respect to a particular Party or Person, any other Person that controls, is controlled by or is under common control with such Party or Person. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of 50% or more of the voting stock of such entity, or by contract or otherwise.

1.6.	“Agreement” has the meaning set forth in the preamble.

1.7.	“[***]” means that [***], as amended.

1.8.	“Alliance Manager” has the meaning set forth in Section 3.1 (Alliance Managers).

1.9.	“Annual Net Sales” means, with respect to a particular Licensed Product and Calendar Year, the Net Sales of such Licensed Product in such Calendar Year, excluding Net Sales of such Licensed Product in such Calendar Year in any country to the extent the Royalty Term for such Licensed Product in such country has expired.

1.10.	“Applicable Law” means all laws, statutes, ordinances, regulations, rules, or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the activities contemplated by this Agreement, including but not limited to the Foreign Corrupt Practices Act, FFDCA, DAL, the Human Genetic Resources Regulations, the Provisions for Drug Registration of the NMPA, the Data Security Law of the People’s Republic of China, and the Personal Information Protection Law of the People’s Republic of China.

1.11.	“Background GenSci Manufacturing Know-How” has the meaning set forth in Section 7.1 (Manufacturing Know-How Transfer and Assistance).

1.12.	“Background Technology” has the meaning set forth in Section 10.1.1 (Background Technology).

1.13.	“Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States.

1.14.	“Biosimilar Product” means, with respect to a given Licensed Product in a given jurisdiction, any biological product (a) that is approved by the applicable Regulatory Authority as biosimilar to or interchangeable with such Licensed Product (including, with respect to the United States, a product that is the subject of an application submitted under Section 351(k) of the United States Public Health Service Act citing the Licensed Product as the reference product or with respect to the European Union, a marketing authorization application for a biosimilar biological medicinal product pursuant to Article 10(4) of Directive 2001/83/EC), and (b) is sold or marketed for sale in such jurisdiction by a Third Party that has not obtained the rights to market or sell such product as a Sublicensee or Third Party Distributor of Yarrow or any of its Affiliates, Sublicensees, or Third Party Distributors with respect to such Licensed Product.

1.15.	“Breaching Party” has the meaning set forth in Section 14.2.2 (Termination for Material Breach).

1.16.	“Business Day” means a day other than Saturday, Sunday, or any day on which banks located in the State of New York, U.S.A. or Beijing, China are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified.

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1.17.	“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided that (a) the first Calendar Quarter will begin on the Effective Date and end on December 31, 2025, and (b) the last Calendar Quarter of the Term will end upon the effective date of expiration or termination of this Agreement.

1.18.	“Calendar Year” means the respective periods of twelve consecutive calendar months ending on December 31; provided that (a) the first Calendar Year will begin on the Effective Date and end on December 31, 2025, and (b) the last Calendar Year of the Term will end upon the effective date of expiration or termination of this Agreement.

1.19.	“[***]” means [***].

1.20.	“cGMP” means all applicable current Good Manufacturing Practices, including, as applicable: (a) the principles detailed in China Good Manufacturing Practices for Pharmaceutical Products (2010 Revision) (as amended); (b) the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, as applicable; (c) the European Union GMP requirements, including Commission Directive (EU) 2017/1572, EudraLex Volume 4, and related guidance; (d) the International Conference on Harmonization (“ICH”) Q7 guidelines and other relevant cGMP ICH guidelines; and the equivalent in any additional relevant country or jurisdiction, each as may be amended and applicable from time to time.

1.21.	“Change of Control” means, with respect to a Party, (a) a merger, reorganization, consolidation or other transaction involving such Party and any entity that is not an Affiliate of such Party as of the Effective Date, which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or other transaction, or (b) any entity that is not an Affiliate of such Party as of the Effective Date becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) any entity that is not an Affiliate of such Party as of the Effective Date acquiring the power (whether through ownership interest, contractual right, or otherwise, including the result of any government action) to direct or cause the direction of the management and policies of such Party.

1.22.	“[***]” means that [***], as amended.

1.23.	“[***]” means that [***], as amended.

1.24.	“Claims” has the meaning set forth in Section 13.1 (Indemnification by Yarrow).

1.25.	“Clinical Supply Agreement” has the meaning set forth in Section 6.1 (Supply for Development Activities).

1.26.	“Clinical Trial” means any clinical trial for a molecule or product in humans, including any pre-approval or post-approval clinical trial in humans, including all Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 3 Clinical Trials, and Pivotal Clinical Trials.

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1.27.	“Combination Product” means: (a) a pharmaceutical product that consists of a Licensed Product and at least one (1) other Active Ingredient that is not a Licensed Product, where such components are physically, chemically, or otherwise combined into a single pharmaceutical formulation (single-entity product); or (b) any co-packaged product comprising a Licensed Product and another pharmaceutical product containing at least one (1) Active Ingredient that is not a Licensed Product, where such products are sold together as a single product and invoiced as a single unit; or (c) any Licensed Product that meets the definition of a “combination product” under 21 C.F.R. § 3.2(e), or any analogous concept under Applicable Law in other jurisdictions, including integral drug-device combinations under Regulation (EU) 2017/745 (MDR). For clarity, in subclauses (a) and (b), the other Active Ingredient(s) or pharmaceutical product(s) or device are referred to as the “Other Product(s)”, and Combination Product shall include both drug-drug combinations and drug-device combinations to the extent applicable under Applicable Law.

1.28.	“Commercial Milestone Event” has the meaning set forth in Section 9.5 (Commercial Milestones).

1.29.	“Commercial Milestone Payment” has the meaning set forth in Section 9.5 (Commercial Milestones).

1.30.	“Commercial Supply Agreement” has the meaning set forth in Section 6.4 (Commercial Supply).

1.31.	“Commercialization” means all activities directed to pre-launch, launch, promotion, detailing, medical education and medical liaison activities, marketing, pricing, reimbursement, sale, import, export, distribution, use, prescription or administration of products, including strategic marketing, sales force detailing, advertising, all customer support, invoicing, and sales activities, including interacting with Governmental Authorities regarding any of the foregoing, but excluding activities directed to Manufacture or Development. “Commercialize” and “Commercializing” have correlative meanings.

1.32.	“Commercially Reasonable Efforts” means: (a) except as set forth in clause (b), where applied to carrying out specific tasks and obligations of a Party under this Agreement [***] in accordance with Applicable Laws; and (b) where applied to the Development and/or Commercialization of the Licensed Molecule and Licensed Products under this Agreement [***].

1.33.	“Committee” means the JSC or any subcommittee established by the JSC, as applicable.

1.34.	“Competing Product” means any [***] antibody [***] Directed to the Target [***].

1.35.	“Confidential Information” of a Party means all Know-How, unpublished Patent Right applications, and other information or data of a financial, commercial, business, scientific or technical nature of such Party that is (a) disclosed or otherwise made available by or on behalf of such Party or any of its Affiliates (the “Disclosing Party” with respect to such information) to the other Party or any of its Affiliates (the “Receiving Party” with respect to such information), in each case, in connection with this Agreement, either directly or indirectly, whether made available orally, visually, in writing or in electronic form or (b) otherwise learned by the Receiving Party or comes to the attention of the Receiving Party in connection with the performance of this Agreement by the Receiving Party. [***].

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1.36.	“Control” or “Controlled” means the possession by a Party or its Affiliates (whether by ownership, license, or otherwise, other than pursuant to this Agreement) of, (a) with respect to any tangible Know-How or materials, the legal authority or right to physical possession of such tangible Know-How or materials, with the right to provide such tangible Know-How or materials to the other Party on the terms set forth herein, (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Materials, intangible Know-How, or other intellectual property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Materials, intangible Know-How, or other intellectual property on the terms set forth herein, or (c) with respect to a product or component thereof, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under Patent Rights that Cover or proprietary Know-How that is incorporated in or embodies such product or component on the terms set forth herein, in each case ((a), (b), and (c)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, license, or sublicense.

1.37.	“Cover,” “Covering” or “Covered” means, with respect to a particular subject matter at issue and a relevant Patent Right or individual claim in such Patent Right, as applicable, that the manufacture, use, sale, offer for sale, or importation of such subject matter would fall within the scope of one or more claims in such Patent Right or the individual claim of such Patent Right.

1.38.	“Cure Period” has the meaning set forth in Section 14.2.2 (Termination for Material Breach).

1.39.	“DAL” means the Drug Administration Law of the People’s Republic of China, Implementing Rules of the Drug Administration Law of the People’s Republic of China, as may be amended from time to time.

1.40.	“Development” or “Develop” means all internal and external research, development, and regulatory activities related to pharmaceutical or biologic products, including (a) toxicology testing and studies, non-clinical and preclinical testing, studies, and other activities, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but excluding activities directed to Manufacturing, or Commercialization. Development will include development and regulatory activities for additional forms, formulations, or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved formulation or indication (such as post-marketing studies, observational studies, in each case, if required by any Regulatory Authority in any country in the Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such country). “Developing” and “Developed” will be construed accordingly.

1.41.	“Development Milestone Event” has the meaning set forth in Section 9.3.1 (Development Milestone Payments).

1.42.	“Development Milestone Payment” has the meaning set forth in Section 9.3.1 (Development Milestone Payments).

1.43.	“Development Supply Price” has the meaning set forth in Section 6.1.2 (Obligation to Supply).

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1.44.	“Directed to” means, with respect to a molecule and target(s), that such molecule: (a) [***]; and (b) [***].

1.45.	“Disclosing Party” has the meaning set forth in Section 1.35 (“Confidential Information”).

1.46.	“Divestiture” means, with respect to a Competing Product, (a) the divestiture of such Competing Product through (i) a sale or assignment of all material rights in such Competing Product to a Third Party, or (ii) an exclusive out-license of all clinical development and commercialization rights with respect to such Competing Product, with no further material role with respect to such Competing Product, or (b) the cessation of all material development and commercialization activities with respect to such Competing Product. [***]. “Divest” means to complete a Divestiture.

1.47.	“Dollars” or “$” means U.S. dollars, the lawful currency of the U.S.

1.48.	“Drug Approval Application” means an authorization or approval to market a Licensed Product in a particular country or regulatory jurisdiction.

1.49.	“Effective Date” has the meaning set forth in the preamble.

1.50.	“EMA” means the European Medicines Agency or any successor entity.

1.51.	“EOP2” has the meaning set forth in Section 4.2 (Development Diligence).

1.52.	“European Major Market” means [***].

1.53.	“European Union” means the European Union as it exists as of the Effective Date, together with any countries or territories that subsequently join the European Union. For clarity, any countries or territories that exit the European Union after the Effective Date shall remain part of the European Union for purposes of this Agreement. As of the Effective Date, the European Union includes the following countries: Austria, Belgium, Bulgaria, Croatia, Republic of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden.

1.54.	“Executive Officers” means (a) the Chief Executive Officer of Yarrow, and (b) the Chief Executive Officer of GenSci.

1.55.	“[***]” means [***].

1.56.	“Existing Clinical Trial” means [***].

1.57.	“Exploit” or “Exploitation” means to Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, or otherwise exploit or have exploited.

1.58.	“FDA” means the U.S. Food and Drug Administration or any successor entity.

1.59.	“FFDCA” means the U.S. Federal Food, Drug, and Cosmetic Act, as amended from time to time.

1.60.	“Field” means all prophylactic, therapeutic, and diagnostic uses and treatment or prevention of all diseases or disorders.

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1.61.	“First Commercial Sale” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the first sale of a given Licensed Product under this Agreement by Yarrow, its Affiliates, or its Sublicensees to a Third Party for distribution, use, consumption, or resale of such Licensed Product in a country in the Territory in the Field where Regulatory Approval of the Licensed Product has been obtained.

1.62.	“Force Majeure Event” has the meaning set forth in Section 16.1 (Force Majeure).

1.63.	“FTE” means the equivalent of a full-time individual’s work for a twelve (12)-month period (consisting of a total of [***] hours per year of dedicated effort). Any person who devotes less than [***] hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, based upon the actual number of hours worked by such person on such activities, divided by [***]. No person shall be treated as being more than one FTE regardless of the number of hours worked.

1.64.	“FTE Costs” means, with respect to a Party for any period, the GenSci FTE Rate or Yarrow FTE Rate, as applicable, multiplied by the applicable number of FTEs of such Party or its Affiliates performing activities under this Agreement.

1.65.	“Fully Burdened Cost” means, with respect to a Licensed Product that is Manufactured in-house by GenSci or any of its Affiliates and supplied by GenSci or its Affiliates to Yarrow for Development and Commercialization hereunder, [***].

1.66.	“GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of Clinical Trials, including, as applicable (a) as set forth in the ICH Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) or ICH E6), as amended from time to time, and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2013) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (c) 21 C.F.R. Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards), and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Law in each other country in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.67.	“GenSci” has the meaning set forth in the preamble.

1.68.	“GenSci FTE Rate” means $[***] Dollars per FTE per year. The GenSci FTE Rate includes [***] and excludes [***]. The GenSci FTE Rate will be adjusted for [***].

1.69.	“GenSci Indemnitee(s)” has the meaning set forth in Section 13.1 (Indemnification by Yarrow).

1.70.	“Governmental Authority” means any court, tribunal, arbitrator, agency, ministry, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, region, state, or local authority or any political subdivision thereof, or any association of countries.

1.71.	“Greater China” means Chinese mainland, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

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1.72.	“Guaranteed Obligations” has the meaning set forth in Section 16.17 (Parental Guaranty).

1.73.	“Guarantor” has the meaning set forth in the preamble.

1.74.	“ICC” has the meaning set forth in Section 15.3.1 (Arbitration Proceeding).

1.75.	“ICH” has the meaning set forth in the definition in Section 1.20 (“cGMP”).

1.76.	“IND” means (a) an Investigational New Drug application as defined in the FFDCA, as amended, and applicable regulations promulgated thereunder by the FDA, (b) a Clinical Trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction outside the U.S., the filing of which (in the case of (a) or (b)) is necessary to commence or conduct clinical testing of a pharmaceutical or biologic product in humans in such jurisdiction, or (c) documentation issued by a Regulatory Authority that permits the conduct of clinical testing of a pharmaceutical or biologic product in humans in such jurisdiction.

1.77.	“IND Approval” means, with respect to an IND, the earlier of: (a) receipt by either Party or any of its Affiliates, or a Sublicensee, of written confirmation from a Regulatory Authority that Clinical Trials may proceed under such IND; and (b) expiration of the applicable waiting period after which Clinical Trials may proceed under such IND.

1.78.	“Indemnified Party” has the meaning set forth in Section 13.3 (Indemnification Procedure).

1.79.	“Indemnifying Party” has the meaning set forth in Section 13.3 (Indemnification Procedure).

1.80.	“Indication” means a specific disease, disorder, or condition that is recognized by the applicable Regulatory Authority in a given country or jurisdiction as a disease, disorder, or condition; provided that the following will not be considered a new or separate Indication: (a) a new formulation, dose, or delivery device with respect to a product; (b) different subpopulations and age groups of a clinically recognized form of a disease, disorder, condition; (c) a label update to an existing product; (d) different lines of therapy for a particular disease, disorder, or condition; (e) subtypes of the same disease, disorder, or condition; or (f) the use of the same product or Active Ingredient for a disease, disorder, or condition in different combinations or co-administration of treatments (e.g., monotherapy vs. add-on or combination therapy with another agent in the same disease, disorder, or condition).

1.81.	“Indirect Tax” has the meaning set forth in Section 9.8.1 (Withholding Taxes).

1.82.	“Infringement” has the meaning set forth in Section 10.3.2 (Infringement Actions).

1.83.	“Initial Technology Transfer” has the meaning set forth in Section 4.3.1 (Initial Transfers).

1.84.	“Initiation” or “Initiate” means, with respect to a Clinical Trial of a Licensed Product, the first dosing of the first human subject for such Clinical Trial.

1.85.	“Insolvency Event” means, with respect to a given Party, (a) that such Party has a receiver or similar officer appointed over all or substantially all of such Party’s assets, (b) the institution of any bankruptcy, receivership, insolvency, reorganization, or other similar proceedings by or against such Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, but only if such Party brings or consents to such proceedings or such proceedings are not dismissed within [***] after the filing thereof, (c) that such Party makes an assignment for the benefit of its creditors (other than relating to a solvent restructuring), or (d) any corporate action taken by the board of directors of such Party in furtherance of any of the foregoing actions.

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1.86.	“Invention” means any invention, process, method, composition of matter, article of manufacture, discovery or finding, patentable or otherwise, that is conceived, made, developed, reduced to practice or otherwise invented as a result of a Party (or the Parties jointly) exercising its (or their) rights or carrying out its (or their) obligations under this Agreement, whether directly or via its Affiliates, sublicensees (including, with respect to Yarrow, Sublicensees), agents or contractors, including all rights, title and interests in and to the intellectual property rights therein.

1.87.	“Joint Inventions” has the meaning set forth in Section 10.1.2 (Inventions; Sole Inventions, Joint Inventions).

1.88.	“Joint Patents” has the meaning set forth in Section 10.2.2 (Licensed Patent Rights; Joint Patents).

1.89.	“JSC” has the meaning set forth in Section 3.2 (Joint Steering Committee).

1.90.	“Know-How” means any proprietary commercial, scientific, or technical information, results, or data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, safety information, practices, procedures, methods, techniques, specifications, formulations, formulae, knowledge, know-how, trade secrets, instructions, skill, experience, designs, drawings, assembly procedures, computer programs, records, improvements, modifications, assays, physical, chemical or biological materials, designs, protocols, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, manufacturing process and development information, results and data, regulatory data, study designs and protocols, dosage regimens, control assays, assay standards and references, cells, cell lines, animal models, product specifications, marketing, pricing and distribution costs, inventions, processes, utilities, compositions of matter, articles of manufacture, creations, discoveries, findings, algorithms, forecasts, profiles, strategies, plans, results in any form whatsoever (in each case, whether or not patentable, copyrightable, or otherwise protectable), and any physical embodiments of any of the foregoing.

1.91.	“[***]” has the meaning set forth in Section 9.9 (Late Payments).

1.92.	“Licensed Know-How” means any and all Know-How owned or Controlled by GenSci or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful to Exploit any Licensed Molecule or any Licensed Product, provided that Licensed Know-How does not include any Know-How [***].

1.93.	“Licensed Molecule” means the TSHR [***] monoclonal antibody known as GenSci-098, as further described on Schedule 1.93 (Licensed Molecule).

1.94.	“Licensed Patent Rights” mean Patent Rights owned or Controlled by GenSci or any of its Affiliates as of the Effective Date or during the Term that are necessary or reasonably useful to Exploit any Licensed Molecule or Licensed Product, provided that Licensed Patent Rights do not include any Patent Right [***]. The Licensed Patent Rights in existence as of the Effective Date are set forth in Schedule 1.94 (Licensed Patent Rights as of the Effective Date; Changing Application).

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1.95.	“Licensed Product” means any product comprising or containing a Licensed Molecule as an Active Ingredient, in all forms, formulations, dosage strengths, delivery systems, routes of administration, and presentation, whether alone or in combination with one or more other Active Ingredients.

1.96.	“Licensed Technology” means, collectively, the Licensed Patent Rights and Licensed Know-How.

1.97.	“Losses” has the meaning set forth in Section 13.1 (Indemnification by Yarrow).

1.98.	“MAA” or “Marketing Authorization Application” means any application for the marketing authorization of a Licensed Product filed with the applicable Regulatory Authority in any country or regulatory jurisdiction, including any supplements, amendments, or variations thereto, which is necessary to obtain Regulatory Approval to commercially market or sell such Licensed Product in such country or jurisdiction. For the United States, this includes a Biologics License Application (“BLA”) submitted to the FDA under the Public Health Service Act with respect to such Licensed Product; and in other countries or regions, any analogous application or submission with the relevant Regulatory Authority (e.g., a Marketing Authorization Application submitted to the EMA in the European Union).

1.99.	“Manufacture,” “Manufactured” or “Manufacturing” mean activities directed to manufacturing, processing, filling, finishing, packaging, labeling, quality control, quality assurance testing and release, post-marketing validation testing, stability testing, inventory control and management, and storing any pharmaceutical or biologic products, including the Licensed Molecules or Licensed Products, but excluding activities directed to Development or Commercialization.

1.100.	“Manufacturing Technology Transfer” or “MTT” has the meaning set forth in Section 7.1 (Manufacturing Know-How Transfer and Assistance).

1.101.	“MTT Plan” has the meaning set forth in Section 7.1 (Manufacturing Know-How Transfer and Assistance).

1.102.	“Net Sales” means, with respect to any of the Licensed Products, the gross amount billed or invoiced for sale or other disposition of such Licensed Product by or for the benefit of Yarrow or its Affiliates or Sublicensees (each a “Selling Party”) to a Third Party (including distributors, wholesalers, and end users) in bona fide arm’s length basis, less the following deductions [***]:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***]; and

(f)	[***].

Each of the amounts set forth above shall be [***].

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Net Sales for a Combination Product in a country (or region) shall be calculated as follows:

(i).	[***].

(ii).	[***].

(iii).	[***].

(iv).	[***].

1.103.	“[***]” means [***].

1.104.	“NMPA” means National Medicine Products Administration of China (formerly known as the China Food and Drug Administration), or any successor agency(ies) or authority having substantially the same function.

1.105.	“Non-Breaching Party” has the meaning set forth in Section 14.2.2 (Termination for Material Breach).

1.106.	“Other Product(s)” has the meaning set forth in Section 1.27 (“Combination Product”).

1.107.	“Party” or “Parties” has the meaning set forth in the preamble.

1.108.	“Payee” has the meaning set forth in Section 9.8.1 (Withholding Taxes).

1.109.	“Payor” has the meaning set forth in Section 9.8.1 (Withholding Taxes).

1.110.	“Patent Challenge” has the meaning set forth in Section 14.2.5(a) (Termination for Patent Challenge).

1.111.	“Patent Rights” means all national, regional and international patents and patent applications, including provisional and non-provisional applications, priority applications, patent cooperation treaty (PCT) applications, divisions, continuations, continuations-in-part, additions, re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, any confirmation patent or registration patent or patent of addition based on any such patent, any inventor’s certificates, and supplementary protection certificates and equivalents to any of the foregoing.

1.112.	“Patent Term Extension” means any patent term extension under 35 U.S.C. § 156 or any non-U.S. counterpart or equivalent of the foregoing, including supplementary protection certificates and any other extensions that are available as of the Effective Date or become available during the Term.

1.113.	“Pharmacovigilance Agreement” has the meaning set forth in Section 5.6 (Adverse Events Reporting).

1.114.	“Person” means any person, corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, or entity not specifically listed herein.

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1.115.	“Phase 1 Clinical Trial” means any human clinical trial of a Licensed Product that generally provides for the first introduction into humans of such Licensed Product with the primary purpose of determining safety, metabolism, and pharmacokinetic properties and clinical pharmacology of such product, that would satisfy the requirements of a country’s or region’s equivalent of 21 C.F.R. § 312.21(a), as amended (or its successor regulation).

1.116.	“Phase 2 Clinical Trial” means any human clinical trial of a Licensed Product conducted to test the effectiveness of chemical or biologic agents or other types of interventions for purposes of determining the safety, efficacy, and dose-ranging of such Licensed Product for a particularly indication or indications, which trial is prospectively designed to generate sufficient data (if successful) to commence a Phase 3 Clinical Trial or, in certain cases, to support a filing for Regulatory Approval, and that would satisfy the requirements of a country’s or region’s equivalent of 21 CFR § 312.21(b), as amended (or its successor regulation).

1.117.	“Phase 3 Clinical Trial” means any human clinical trial of a Licensed Product on a sufficient number of subjects designed to establish that such Licensed Product is safe and efficacious for its intended use and to determine the warnings, precautions, and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, and that would satisfy the requirements of a country’s or region’s equivalent of 21 CFR § 312.21(c), as amended (or its successor regulation).

1.118.	“Pivotal Clinical Trial” means any Clinical Trial of a Licensed Product (including a Phase 3 Clinical Trial or, where appropriate, an earlier-phase study with a registrational intent) that is [***] in the relevant jurisdiction.

1.119.	“PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan or any successor agency thereto or authority having substantially the same function.

1.120.	“Prior CDA” has the meaning set forth in Section 11.6 (Prior CDA).

1.121.	“Product Marks” means any Trademark (whether registered or unregistered) for use on, with or to refer to a Licensed Product (including on packaging and labeling) or used with patient support or other information or services or product materials, including promotional, training, and medical education materials, associated with a Licensed Product during the Term, including related internet domain names.

1.122.	“[***]” means [***].

1.123.	“Proposed Terms” has the meaning set forth in Section 15.4.2 (Proposal of Terms).

1.124.	“Publication” has the meaning set forth in Section 11.9 (Publication).

1.125.	“Quality Agreement” means the agreement between the Parties on standard terms and conditions for the pharmaceutical industry which outlines the operational responsibilities of each Party with respect to quality assurance and quality control of the Licensed Molecules or Licensed Products supplied under this Agreement.

1.126.	“Receiving Party” has the meaning set forth in Section 1.35 (“Confidential Information”).

1.127.	“Reference Rate” has the meaning set forth in Section 9.9 (Late Payments).

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1.128.	“Regulatory Approval” means, with respect to the Licensed Products in a country or jurisdiction, all approvals from the Regulatory Authorities necessary to market and sell the Licensed Products in such country or jurisdiction, excluding any separate Reimbursement Approval [***], including a Biologics License Application (as defined in the United States Public Health Service Act and the regulations promulgated thereunder (including all additions, supplements, extensions and modifications thereto)) or any corresponding application in other jurisdictions in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in European Union with respect to the mutual recognition or any other national approval procedure.

1.129.	“Regulatory Approval Milestone Event” has the meaning set forth in Section 9.4.1 (Regulatory Approval Milestones).

1.130.	“Regulatory Approval Milestone Payment” has the meaning set forth in Section 9.4.1 (Regulatory Approval Milestones).

1.131.	“Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for Licensed Product, including the FDA, EMA, PMDA and any corresponding national or regional regulatory authorities.

1.132.	“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights (other than Patent Rights) conferred by any Regulatory Authority with respect to a pharmaceutical or medical product, including without limitation orphan drug exclusivity, new chemical entity exclusivity, new indication or new use exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997, in European Union member states under national implementations of Article 10 of Directive 2001/83/EC, and rights similar thereto in other country or jurisdiction.

1.133.	“Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration, approval and other filings made to, received from or otherwise conducted with a Regulatory Authority regarding the Licensed Products, including any ethics committee approval, IND, Drug Approval Application, or Regulatory Approval.

1.134.	“Reimbursement Approval” means either (a) the approval, agreement, determination, or governmental decision establishing a price for the applicable Licensed Product that can be legally charged to consumers, if required or desirable in a given jurisdiction or country in connection with Commercialization of such Licensed Product in such jurisdiction or country; and (b) the approval, agreement, determination, or governmental decision establishing the level of reimbursement for such Licensed Product that will be reimbursed by Governmental Authorities, if required or desirable in a given jurisdiction or country in connection with the Commercialization of such Licensed Product in such jurisdiction or country.

1.135.	“Remedial Action” has the meaning set forth in Section 5.10 (Remedial Actions).

1.136.	“Reversion Agreement” has the meaning set forth in Section 14.2.8(a)(ii) (Licenses).

1.137.	“Royalty Term” has the meaning set forth in Section 9.6.2 (Royalty Term).

1.138.	“[***]” means [***].

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1.139.	“[***]” has the meaning set forth in the preamble.

1.140.	“[***]” has the meaning set forth in the preamble.

1.141.	“[***]” has the meaning set forth in the preamble.

1.142.	“SEC” has the meaning set forth in Section 11.5.2 (Stock Exchange Disclosures).

1.143.	“Segregate” means, with respect to a Competing Product [***].

1.144.	“Selling Party” has the meaning set forth in the definition in Section 1.102 (“Net Sales”).

1.145.	“Sole Inventions” has the meaning set forth in Section 10.1.2 (Inventions; Sole Inventions, Joint Inventions).

1.146.	“Subcontractor” means a Third Party engaged by Yarrow or its Affiliates or Sublicensees to conduct any activities under this Agreement on a fee-for-service basis, including (a) contract research organizations, (b) contract manufacturers (including any contract development and manufacturing organizations), and (c) distributors (whether exclusive or non-exclusive), distribution service providers and wholesalers, in each case ((a)-(c)), whether or not granted a sublicense under the Licensed Technology to perform such activities (including in the case of (c), Commercialization activities).

1.147.	“Sublicensee” means any Person, excluding any Subcontractor , to whom Yarrow grants a sublicense of the rights granted to Yarrow in Section 2.1.1 (License Grant to Yarrow).

1.148.	“Support Memorandum” has the meaning set forth in Section 15.4.2 (Proposal of Terms).

1.149.	“Target” means thyroid-stimulating hormone receptor (TSHR) [***].

1.150.	“Tax” means any form of tax or taxation, levy, duty, charge, contribution, or withholding in the nature of a tax (including any related fine, penalty, surcharge or interest) imposed by, or payable to, a Tax Authority.

1.151.	“Tax Authority” means any government, state or municipality, or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world, authorized to levy Tax.

1.152.	“Tax Deduction” has the meaning set forth in Section 9.8.1 (Withholding Taxes).

1.153.	“Term” has the meaning set forth in Section 14.1 (Term).

1.154.	“Territory” means the entire world, excluding Greater China.

1.155.	“Third Party” means a Person other than GenSci, Yarrow, and their respective Affiliates.

1.156.	“Third Party Distributor” means any Third Party that purchases Licensed Product from Yarrow or its Affiliates, or Sublicensees, takes title to such Licensed Product, and distributes such Licensed Product directly to customers.

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1.157.	“Third Party Expert” has the meaning set forth in Section 15.4.1 (Baseball Arbitration Procedure).

1.158.	“Third Party Infringement Claim” has the meaning set forth in Section 10.4.1 (Notice).

1.159.	“Third Party Payments” means [***] that Yarrow or its Affiliates or Sublicensees pay to a Third Party for a license or any right obtained by Yarrow or its Affiliates or Sublicensees under any Patent Rights or Know-How owned or controlled by such Third Party that, [***].

1.160.	“Trademark” means any trademark, trade name, service mark, service name, product name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, and (a) all registrations, applications for registrations and other intellectual property rights associated with any of the foregoing, and (b) the goodwill associated with each of the foregoing.

1.161.	“[***]” has the meaning set forth in [***].

1.162.	“[***]” means that certain [***], as amended.

1.163.	“Upstream License” means each of the [***], the [***], the [***] and the [***].

1.164.	“Upstream Licensor” means each of GenSci’s counterparties in the Upstream Licenses.

1.165.	“U.S.” means United States of America, including all possession and territories thereof.

1.166.	“Valid Claim” means a claim of (a) an issued and unexpired Patent Right (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid or unenforceable by a patent office, court or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer, inter partes review, post-grant review or otherwise, for clarity, notwithstanding any challenges, a claim shall not be deemed invalid or unenforceable solely by reason of a challenge (including any inter partes review, post-grant review, opposition, or invalidation proceeding) unless and until there is a final, non-appealable decision adverse to the validity or enforceability of such claim; or (b) a pending, unissued patent application that has not been cancelled, withdrawn, or abandoned or finally rejected by an administrative agency action that is not appealable or has not been appealed within the time allowed for appeal; provided that a claim of a patent application filed as of the Effective Date and pending for more than [***] from its earliest priority date will not be deemed to be a Valid Claim (unless the delay is primarily due to actions or inactions of a patent office, in which case the claim shall remain a Valid Claim until such time as the application is finally abandoned or rejected without appeal) for purposes of this Agreement [***].

1.167.	“Yarrow” has the meaning set forth in the preamble.

1.168.	“Yarrow FTE Rate” means [***] Dollars per FTE per year. The Yarrow FTE Rate includes all wages and salaries, employee benefits, bonus, travel, and other direct expenses expended in connection with an FTE’s performance of activities under this Agreement and excludes indirect allocations, including all general and administrative expenses, human resources, finance, occupancy and depreciation expended in connection with such FTE’s performance of activities under this Agreement. [***].

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1.169.	“Yarrow Indemnitee(s)” has the meaning set forth in Section 13.2 (Indemnification by GenSci).

1.170.	“Yarrow Technology” means any Patent Right or Know-How that is [***], provided that Yarrow Technology does not include any Patent Right [***].

ARTICLE 2
LICENSES

2.1.	License Grants.

2.1.1	License Grant to Yarrow. Subject to Section 2.3 (No Other Rights and Retained Rights) [***], GenSci hereby grants and agrees to grant to Yarrow an exclusive (even as to GenSci and its Affiliates), royalty-bearing license, with the right to grant sublicenses through multiple tiers in accordance with Section 2.2.1 (Sublicenses), under the Licensed Technology to Develop, Manufacture, Commercialize, and otherwise Exploit the Licensed Molecules and Licensed Products in the Field in the Territory.

2.1.2	License Grant to GenSci. Subject to Section 2.3 (No Other Rights and Retained Rights), Yarrow hereby grants to GenSci a non-exclusive, [***], royalty-free, [***] license under the Yarrow Technology to Develop, Manufacture, Commercialize, and otherwise Exploit the Licensed Molecule and Licensed Products in the Field outside the Territory.

2.2.	Right to Sublicense and Subcontract.

2.2.1	Sublicenses. Subject to this Section 2.2.1 (Sublicenses), Yarrow and its Affiliates may grant sublicenses of the rights granted to it under Section 2.1.1 (License Grant to Yarrow), (a) to any of its Affiliates, which shall [***], provided that such sublicenses shall automatically terminate if such Affiliate ceases to be an Affiliate of Yarrow; and (b) from Yarrow or an Affiliate of Yarrow to any Third Party, which shall [***]. For any sublicenses to any Third Party, Yarrow shall provide [***] a true and complete signed copy of such sublicense [***] after execution, subject to the right to redact any confidential or proprietary information contained therein that is not necessary to determine the scope of the rights granted under such sublicense or compliance with the terms of this Agreement. Any such sublicense will be consistent with the terms of this Agreement and obligate the Sublicensee to comply with the applicable terms of this Agreement. Notwithstanding any sublicense, Yarrow will remain liable to GenSci for the performance of all of its obligations under, and Yarrow’s compliance with all provisions of, this Agreement, and for the performance of all obligations of its Affiliates and Sublicensees as required under this Agreement.

2.2.2	Subcontracting. Yarrow will have the right to engage Subcontractors to conduct activities for Development, Manufacture, Commercialization, and other Exploitation of the Licensed Molecules and the Licensed Products in the Territory under this Agreement [***]. Any subcontracting agreement will be consistent with the terms of this Agreement and obligate the Subcontractor, as applicable, to comply with the applicable terms of this Agreement. Yarrow will remain responsible for any obligations that have been delegated or subcontracted to any Subcontractor, and will be responsible for the performance of its Subcontractors.

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2.3.	No Other Rights and Retained Rights. Except as otherwise expressly provided in this Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Agreement, obtain any ownership interest, license, or other right in or to any Know-How, Patent Rights, or other intellectual property of the other Party, including tangible or intangible items owned, Controlled, or developed by the other Party, or provided by the other Party to the receiving Party at any time, pursuant to this Agreement. Yarrow shall not, and shall not permit any of its Affiliates or Sublicensees to, practice any Licensed Technology outside the scope of the license granted by GenSci to Yarrow under Section 2.1.1 (License Grant to Yarrow) of this Agreement. Notwithstanding the license granted to Yarrow pursuant to Section 2.1.1 (License Grant to Yarrow), GenSci retains the rights to use the Licensed Technology in the Field in the Territory solely to perform its obligations under this Agreement (e.g., Manufacture or have Manufactured the Licensed Molecules and the Licensed Products in the Territory for the purposes of supplying Licensed Molecules and Licensed Products to Yarrow for the Territory pursuant to ARTICLE 6 (Supply)) and [***]. For clarity, GenSci retains the exclusive right to practice, license and otherwise Exploit the Licensed Technology outside the scope of the license granted to Yarrow under Section 2.1.1 (License Grant to Yarrow), including the exclusive right to Develop, Manufacture, Commercialize and otherwise Exploit any Licensed Molecules and Licensed Products for all uses and fields outside the Territory. Any rights not expressly granted by a Party under this Agreement are hereby retained by such Party.

2.4.	Gray Market Restrictions.

2.4.1	Of Yarrow. Yarrow hereby covenants and agrees that it and its Affiliates will not, and will use reasonable efforts to ensure that its Sublicensees will not, either directly or indirectly, promote, market, distribute, import, sell, or have sold any Licensed Product, including via the internet or mail order, to any Third Party (or address or Internet Protocol address or the like) outside the Territory. Yarrow will not engage, and will use reasonable efforts to ensure that its Affiliates and Sublicensees do not engage, in any advertising or promotional activities relating to any Licensed Product directed primarily to customers or other buyers or users located in any country or jurisdiction outside the Territory, or solicit orders from any prospective customer or other buyer or user located in any country or jurisdiction outside the Territory. If Yarrow or its Affiliates or Sublicensees receives any order for the Licensed Products from a prospective customer or other buyer or user located in a country or jurisdiction outside the Territory, then Yarrow will use reasonable efforts to refer that order to GenSci, and Yarrow will use reasonable efforts to not accept any such orders. Yarrow will use reasonable efforts to not, and will use reasonable efforts to ensure that its Affiliates and Sublicensees do not, knowingly deliver or tender (or cause to be delivered or tendered) any Licensed Product outside the Territory.

2.4.2	Of GenSci. GenSci hereby covenants and agrees that it and its Affiliates will not, and will use reasonable efforts to ensure that its (sub)licensees do not, either directly or indirectly, promote, market, distribute, import, sell, or have sold any Licensed Product, including via the internet or mail order, to any Third Party (or address or Internet Protocol address or the like) in the Territory. GenSci will not engage, and will use reasonable efforts to ensure that its Affiliates and (sub)licensees do not engage, in any advertising or promotional activities relating to any Licensed Product directed primarily to customers or other buyers or users located in any country or jurisdiction in the Territory, or solicit orders from any prospective customer or other buyer or user located in any country or jurisdiction in the Territory. If GenSci or its Affiliates or licensees or sublicensees receives any order for the Licensed Products from a prospective customer or other buyer or user located in a country or jurisdiction in the Territory, then GenSci will use reasonable efforts to refer that order to Yarrow, and GenSci will use reasonable efforts to not accept any such orders. GenSci will use reasonable efforts to not, and will use reasonable efforts to ensure that its Affiliates, licensees, and sublicensees will not, knowingly deliver or tender (or cause to be delivered or tendered) any Licensed Product in the Territory.

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2.5.	Non-Compete.

2.5.1	During the Term, except pursuant to the terms and conditions of this Agreement with respect to any Licensed Molecule or Licensed Product or with the advance written agreement of Yarrow (for GenSci) or GenSci (for Yarrow), each of Yarrow and GenSci will not, and will cause its Affiliates not to directly or indirectly, whether by itself or with or through any of its Affiliates, clinically Develop or Commercialize (or assist or enable a Third Party to clinically Develop or Commercialize) any Competing Product in the Field in the Territory (with respect to GenSci) and in the Field outside the Territory (with respect to Yarrow).

2.5.2	Notwithstanding Section 2.5.1 (Non-Compete), if [***], then the non-compete obligations set forth in Section 2.5.1 (Non-Compete) shall not apply to [***].

2.5.3	Notwithstanding Section 2.5.1 (Non-Compete), if [***], then the non-compete obligations set forth in Section 2.5.1 (Non-Compete) shall not apply to [***].

ARTICLE 3
GOVERNANCE

3.1.	Alliance Managers. Within [***] after the Effective Date, each Party will appoint (and notify the other Party of the identity of) a representative having the appropriate qualifications (including a general understanding of pharmaceutical development, manufacture and commercialization issues as well as the terms of this Agreement) to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers will serve as the primary contact points between the Parties regarding the activities contemplated by this Agreement. The Alliance Managers will facilitate the flow of information and otherwise promote communication, coordination, and collaboration between the Parties, providing single point communication for seeking consensus both internally within each Party’s respective organization, including facilitating review of external corporate communications, and raising cross-Party or cross functional issues in a timely manner. Each Party may replace its Alliance Manager by written notice to the other Party.

3.2.	Joint Steering Committee. No later than [***] after the Effective Date, the Parties will establish a joint steering committee (the “JSC”) to coordinate and discuss the Development and Commercialization of the Licensed Products in the Field [***] and to manage the overall collaboration of the Parties under this Agreement. The JSC shall in particular:

(a)	provide a forum for discussing the overall strategy for the Development of, and medical affairs activities for, the Licensed Products in the Field [***];

(b)	provide a forum for discussing the overall strategy for the Manufacture and Commercialization of the Licensed Product in the Field [***];

(c)	provide a forum for discussing, [***] updates on the [***] Clinical Trial in the Territory;

(d)	provide a forum for reviewing and discussing [***];

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(e)	provide a forum for monitoring, exchanging information regarding, and discussing the progress and conduct of the Development, Manufacturing, and Commercialization of the Licensed Product in the Field [***];

(f)	provide a forum for the discussion and coordination of the Parties’ activities under this Agreement;

(g)	serve as a forum for dispute resolution in accordance with Section 3.8 (JSC Decision Making);

(h)	direct and oversee the operation of any subcommittees established by JSC, including resolving any disputed matter of such subcommittees;

(i)	establish other operational committees, ad hoc subcommittees or joint subcommittees as necessary or advisable to further the purpose of this Agreement; and

(j)	perform such other functions as expressly set forth in this Agreement or allocated to it by the Parties’ written agreement.

The JSC will be composed of an equal number of representatives from each Party and a minimum of [***] representatives of each Party who are fluent in English and who have the appropriate and direct knowledge and expertise and requisite decision-making authority.

3.3.	Limitation of Authority. The Committees shall only have the powers expressly assigned to it in this Section 3.3 (Limitation of Authority) and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of this Agreement; or (c) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

3.4.	Committee Members. Each Party’s representatives on the Committees shall be an officer, employee, director or consultant (solely in the case of Yarrow, and provided that any consultant serving as a representative [***]) of the applicable Party having the appropriate and direct knowledge and expertise with respect to and sufficient seniority within such Party to make decisions arising within the scope of the applicable Committee’s responsibilities. Each Party may replace its representatives on any Committee upon written notice to the other Party. Both Parties will use reasonable efforts to keep an appropriate level of continuity in representation. Each Party’s representatives and any replacement of a representative shall be bound by obligations of confidentiality and non-use applicable to the other Party’s Confidential Information that are at least as stringent as those set forth in ARTICLE 11 (Confidentiality). Each Party may invite [***] of its or its Affiliates’ employees as required or useful to discuss the applicable agenda items upon written notice to the other Party. Each Party shall appoint one of its representatives on each Committee to act as a co-chairperson of such Committee. The role of the co-chairperson shall be to convene and preside at meetings of the JSC and to ensure the preparation of minutes, but the co-chairperson shall have no additional powers or rights beyond those held by the other JSC representatives.

3.5.	Meeting Agendas. Each Party will disclose to the other Party the proposed agenda items along with appropriate information [***] in advance of each meeting of the applicable Committee; provided that, under exigent circumstances requiring Committee input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of a meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such Committee meeting.

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3.6.	Meetings. Each Committee will hold meetings at such times as it elects to do so, but will meet no less frequently than [***], unless otherwise agreed by the Parties. All meetings will be conducted in English. Each Committee may meet in person or by means of teleconference, Internet conference, videoconference, or other similar communication method; provided that, unless otherwise agreed by the Parties, at least one meeting each Calendar Year will be conducted in person at a location selected alternatively by Yarrow and GenSci or such other location as the Parties may agree. Each Party will bear its own expenses related to the attendance of the Committee meetings by its representatives. Each Party may also call for special Committee meetings to resolve particular matters requested by such Party upon [***] prior written notice to the other Party. The co-chairpersons of the applicable Committee or their designee will (a) prepare the agenda for each Committee meeting, (b) keep minutes of such Committee meeting that record in writing all discussion items, action items assigned or completed and other appropriate matters and (c) circulate meeting minutes to all members of the applicable Committee for review within [***] after each meeting. Each member of the applicable Committee will have [***] from receipt in which to comment on and to approve the minutes (such approval not to be unreasonably withheld, conditioned, or delayed). If a member, within such time period, does not notify the co-chairpersons of the applicable Committee that he or she does not approve of the minutes, then the minutes will be deemed to have been approved by such member.

3.7.	Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend any Committee meeting; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall also ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

3.8.	JSC Decision Making. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote, and shall be set forth in minutes approved by both Parties. If the JSC is unable to reach agreement on any matter within [***] after a matter is referred to it or first considered by it, such matter shall be referred to the Executive Officers for resolution in accordance with Section 3.8.1 (Executive Officers; Disputes).

3.8.1	Executive Officers; Disputes. Unless otherwise set forth in this Agreement, in the event that the representatives of the Parties on the JSC cannot reach an agreement on a matter within JSC’s purview, the Parties shall refer such dispute to the Executive Officers, who shall attempt in good faith to resolve such dispute.

3.8.2	Final Decision-Making Authority. If the Parties are unable to resolve a given dispute within the purview of the JSC within [***] after referring such dispute to the Executive Officers pursuant to Section 3.8.1 (Executive Officers; Disputes), then, subject to Section 3.8.3 (Limitations on Decision-Making):

(a)	Except for [***], Yarrow shall have the deciding vote on [***];

(b)	GenSci shall have the deciding vote on [***];

(c)	For any decisions that [***] both Parties shall [***].

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(d)	Any decision made by an Executive Officer in accordance with this Section 3.8.2 (Final Decision Making Authority) shall be deemed to be a decision of the JSC.

3.8.3	Limitations on Decision Making. Neither Party shall have the deciding vote on, and the JSC shall have no decision-making authority regarding, any of the following matters: (a) the imposition of any requirements on the other Party to undertake obligations beyond those for which it is responsible, or to forgo any of its rights, under this Agreement; (b) the imposition of any requirements that the other Party takes or declines to take any action that would result in a violation of any Applicable Law or any agreement with any Third Party or the infringement of any intellectual property rights of any Third Party; (c) the resolution of any dispute involving the breach or alleged breach of this Agreement; (d) the determination of whether either Party exerts Commercially Reasonable Efforts under this Agreement; (e) any decision that is expressly stated to require the mutual agreement (or similar language) of the JSC or the Parties or the approval of the other Party; (f) any matters that would excuse a Party from any of its obligations under this Agreement; or (g) modifying the terms of this Agreement or taking any action to expand or narrow the responsibilities of the JSC. The decision-making Party shall make its decision in good faith, subject to the terms and conditions of this Agreement. In no event may the decision-making Party unilaterally determine that it has fulfilled any obligations hereunder or that the non-deciding Party has breached any obligations hereunder. In no event may Yarrow unilaterally determine [***]. In no event may GenSci unilaterally determine [***]. For clarity, approval by the JSC shall not be understood to mean approval by a Party.

3.9.	Subcommittees. Each Committee may establish and delegate specifically defined duties to any other operational committees, ad hoc subcommittees, or working groups on an “as needed” basis to oversee particular projects or activities. Each such operational committee, ad hoc subcommittee, or working group and its activities will be subject to the oversight of, and will report to, the establishing Committee. The terms with respect to the membership and meeting applicable to the establishing Committee (as set forth in this ARTICLE 3 (Governance)) will apply to each such operational committee, ad hoc subcommittee, or working group, mutatis mutandis, unless otherwise agreed by the Parties. No such operational committee, ad hoc subcommittee, or working group may exceed the authorities specified for the establishing Committee in this ARTICLE 3 (Governance).

3.10.	Discontinuation of Committees. The activities to be performed by each Committee shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. Each Committee shall continue to exist until [***]. Once a Committee is disbanded pursuant to the immediately preceding sentence, such Committee shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement.

ARTICLE 4
DEVELOPMENT

4.1.	General. Subject to the terms of this Agreement, Yarrow, itself or through its Affiliates or Sublicensees, will be responsible for and have sole control over, and decision-making authority with respect to, the Development of the Licensed Molecules and the Licensed Products in the Field for the Territory, at its own cost and expense. For the avoidance of doubt, [***]. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that: [***].

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During the Term, the Parties may discuss the potential opportunities of collaborations regarding multi-regional Clinical Trials (the “MRCT”) of the Licensed Molecules and Licensed Products inside and outside the Territory. The Parties will discuss and consider such opportunities in good faith but have no obligations to collaborate and carry out any MRCT together without entering into a separate written agreement mutually agreed by both Parties.

4.2.	Development Diligence. Yarrow (either directly or through one or more of its Affiliates or Sublicensees) will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for at least one Licensed Product for each of thyroid eye disease and Graves’ disease in each of the U.S., a European Major Market, and Japan, provided that [***]. In addition, with respect to the Development of Licensed Product in the U.S., Yarrow (either directly or through one or more of its Affiliates or Sublicensees) will [***]; provided that [***].

4.3.	Development Technology Transfer and Assistance.

4.3.1	Initial Transfers. Within [***] in addition to the assignment of Regulatory Materials as set forth in Section 5.2 (Assignment of Regulatory Materials), GenSci shall, at GenSci’s costs, provide Yarrow with access (via transfer of electronic records) to [***] all Licensed Know-How (but excluding all Background GenSci Manufacturing Know-How that primarily relates to Manufacturing of the Licensed Molecules and Licensed Products, which will be transferred in accordance with ARTICLE 7 (Manufacturing and Technology Transfer)) and all Regulatory Materials for the Licensed Molecules and Licensed Products, in each case, as they exist as of the Effective Date, including as described on Schedule 4.3.1 (Initial Transfer to Yarrow of the Licensed Know-How, GenSci Development Data, and Regulatory Materials) (the “Initial Technology Transfer”). Within [***] after obtaining [***] Yarrow may request GenSci to provide additional information regarding such Licensed Know-How or Regulatory Materials that Yarrow reasonably believes is missing or is otherwise necessary for Yarrow’s Exploitation of the disclosed Licensed Know-How or Regulatory Materials solely within the scope of the license granted in Section 2.1.1 (License Grant to Yarrow), and GenSci shall provide such additional information or materials (provided that such information or materials shall be already in existence as of the Effective Date) as promptly as practicable but in any event within [***]. The Initial Technology Transfer shall be deemed completed [***]. In connection with such technology transfer, GenSci shall provide Yarrow with reasonable technical and regulatory assistance to enable Yarrow to understand and use such transferred Licensed Know-How or Regulatory Materials in connection with the Development of the Licensed Molecules and Licensed Products under this Agreement, including reasonable access to GenSci’s personnel involved in the Development of the Licensed Molecules and Licensed Products; provided that Yarrow shall reimburse GenSci for its documented reasonable out-of-pocket costs and expenses, and internal costs at the GenSci FTE Rate incurred by GenSci to provide such technical assistance, except that the internal costs of the first [***] FTE hours of such assistance under this Section 4.3.1 (Initial Transfers) shall be provided at GenSci’s cost. All Licensed Know-How described hereunder will be provided to Yarrow in its original language, and if not English, accompanied with English translation thereof, via transfer of electronic records.

4.3.2	Ongoing Technology Transfer and Assistance. During the Term, each Party shall keep the other Party reasonably informed as to any Licensed Know-How or Regulatory Materials which is necessary or reasonably useful for the Exploitation of the Licensed Product in the Field in the Territory (with respect to GenSci) or Yarrow Technology or Regulatory Materials (with respect to Yarrow) that comes into such Party’s Control (including any data resulting from the Development of the Licensed Molecules and Licensed Products conducted by such Party in the Field in or outside the Territory), or with respect to GenSci, any Licensed Know-How or Regulatory Materials, which is necessary or reasonably useful for the Exploitation of the Licensed Product in the Field in the Territory, that was not previously provided to Yarrow but was in GenSci’s Control as of the Effective Date, and promptly (upon such Party’s identification or Control of the foregoing) provide such Know-How, Regulatory Materials, or data to the other Party. Each Party shall provide the other Party with reasonable technical and regulatory assistance to enable the other Party to use such Know-How and Regulatory Materials in connection with the Development of the Licensed Molecules and Licensed Products in the Field in the Territory (with respect to Yarrow) or outside the Territory (with respect to GenSci), including reasonable access to such Party’s personnel involved in the research and Development of the Licensed Molecules and Licensed Products. The Party receiving such assistance shall reimburse the other Party providing such assistance for documented, reasonable out-of-pocket costs and internal costs at the applicable FTE Rate incurred by such Party to provide such additional technical assistance.

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4.4.	Progress Reports. Yarrow will provide GenSci with progress reports and summary updates of Development activities for the Licensed Products in the Field in the Territory [***]. Without limiting the foregoing, the status, progress and results of the Development of the Licensed Molecules and Licensed Products in the Field in the Territory will be discussed at regularly scheduled meetings of the JSC.

4.5.	Development and Commercialization outside the Territory. As between the Parties, GenSci will be solely responsible for and have sole control over the Development and Commercialization of Licensed Molecules and Licensed Products in the Field outside the Territory, provided that GenSci will not take any action that would reasonably be expected to materially adversely affect the Development, Commercialization, or other Exploitation of the Licensed Molecules and the Licensed Products in the Field in the Territory.

ARTICLE 5
REGULATORY

5.1.	General. Yarrow will be responsible for and have sole control over, and decision-making authority with respect to all regulatory activities necessary for obtaining and maintaining Regulatory Approvals for the Licensed Products in the Field in the Territory, at Yarrow’s own cost and expense. For the avoidance of doubt, neither Yarrow nor its Affiliates or Sublicensees shall conduct any regulatory activities for any Licensed Molecules or Licensed Product in a manner that [***]. Through the JSC and/or the discussions of the Alliance Managers, Yarrow shall provide GenSci with [***]. In addition, Yarrow shall provide GenSci with [***], and shall keep GenSci reasonably informed of any IND amendment. Yarrow shall also keep GenSci reasonably informed of any IND amendment, material regulatory activities related to the Licensed Products in the Field inside the Territory, including any decision by any Regulatory Authority inside the Territory regarding Regulatory Approvals for the Licensed Products in the Field, and any other material communication relating to any Licensed Molecule or Licensed Product with any Regulatory Authority in the Territory [***]. GenSci will be responsible for and have sole control over all regulatory activities necessary for obtaining and maintaining Regulatory Approvals for the Licensed Products in the Field outside the Territory, at GenSci’s own cost and expense. GenSci will keep Yarrow reasonably informed of all material regulatory activities related to the Licensed Products in the Field outside the Territory, including any decision by any Regulatory Authority outside the Territory regarding Regulatory Approvals for the Licensed Products in the Field. As between the Parties, each Party will bear its own internal and out-of-pocket expenses (including any expenses incurred by such Party’s subcontractors) in conducting all the activities set forth in this ARTICLE 5 (Regulatory). Notwithstanding the foregoing, [***].

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5.2.	Assignment of Regulatory Materials. To the extent permissible under Applicable Law, (a) GenSci will transfer and assign, or will cause the transfer or assignment, to Yarrow or its regulatory agent, GenSci’s, or any of GenSci’s Affiliates’, entire rights, title, and interests in and to all Regulatory Approvals and Regulatory Materials with respect to the Licensed Molecules and Licensed Products in the Field in the Territory, in each case that are owned, Controlled, or possessed by GenSci or any of its Affiliates, and (b) the Parties will complete all other transition activities to enable Yarrow to assume the regulatory responsibilities for the Licensed Molecules and Licensed Products in the Field in the Territory, in each case ((a) and (b)), [***]. In any event, GenSci will provide any relevant documents to Yarrow [***]. Notwithstanding the foregoing, [***].

5.3.	Regulatory Approval Holder. Yarrow will have sole control over, and decision-making authority with respect to, applying for Regulatory Approvals for the Licensed Products in its own name (or the name of its designee) in the Field in the Territory, and Yarrow (or its designee) will be named as the holder of such Regulatory Approvals and will have sole responsibility for Regulatory Approvals for the Licensed Products in the Field in the Territory. If Applicable Law in any jurisdiction in the Territory do not allow Yarrow (or an Affiliate or a Sublicensee of Yarrow) to hold Regulatory Approvals or Regulatory Materials for the Licensed Products in such jurisdiction, then, during the Term, subject to both of the following pre-conditions, (i) to the extent that it is legally permissible and practically feasible, and only after the Parties reaching agreement on the relevant costs and expenses and other detailed arrangement; and (ii) Yarrow bearing responsibilities of the holder of such Regulatory Approvals, GenSci (a) will hold such Regulatory Approval for Yarrow’s benefit, (b) shall appoint Yarrow (or an Affiliate or a Sublicensee of Yarrow) as its exclusive regulatory agent, local legal agent, and local study sponsor, to handle all regulatory activities for the Licensed Products in the Field in the Territory, and (c) shall promptly transfer such Regulatory Approval to Yarrow or its designee when allowed by Applicable Law.

5.4.	Regulatory Assistance. Upon Yarrow’s reasonable request, GenSci will provide Yarrow with reasonable assistance in connection with Yarrow’s regulatory activities for the Licensed Products in the Field in the Territory, including the preparation and submission of Regulatory Materials related to any IND for any Licensed Product. Yarrow shall reimburse GenSci for reasonable and documented out-of-pocket costs and internal FTE Costs incurred by GenSci in connection with such regulatory assistance.

5.5.	Right of Reference. Each Party hereby grants to the other Party and its Affiliates and Sublicensees the right of reference to all Regulatory Materials pertaining to the Licensed Products in the Field submitted by or on behalf of such Party. Yarrow may use such right of reference to GenSci’s Regulatory Materials in the Field solely for the purpose of seeking, obtaining and maintaining Regulatory Approval of the Licensed Products in the Territory. GenSci may use such right of reference to Yarrow’s Regulatory Materials in the Field solely for the purpose of seeking, obtaining and maintaining Regulatory Approval of the Licensed Products outside the Territory. Each Party agrees to provide an appropriate letter of authorization upon request of the other Party to enable reference of Regulatory Materials on file with a Regulatory Authority pursuant to this Section 5.5 (Right of Reference).

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5.6.	Adverse Events Reporting. Promptly following the Effective Date, the Parties will enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the Licensed Products, such as safety data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such procedures will be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under Applicable Law. The Pharmacovigilance Agreement will provide that Yarrow will establish and maintain the global safety database for each Licensed Product throughout such Licensed Product’s lifecycle, including Commercialization.

5.7.	Notice of Regulatory Action. If any Regulatory Authority gives notice of its intent to take any material regulatory action (e.g., application of new Indication, submission of supplementary application, approval letter from Regulatory Authority, deficiency letter or warning letter from Regulatory Authority, clinical hold, etc.) with respect to any activity of a Party or its Affiliates relating to a Licensed Product, then the Party receiving such notice will promptly notify the other Party of such notice [***]. The Parties shall discuss in good faith regarding any material regulatory actions. Each Party will have the sole decision-making authority with respect to the content of any responses to Regulatory Authorities concerning such notice of the Licensed Product in its respective territory, but will consider the other Party’s reasonable comments on such responses in good faith.

5.8.	Regulatory Audits and Inspection.

5.8.1	With respect to any inspection of GenSci or its Affiliates, sublicensees or subcontractors (including Clinical Trial sites) by any Governmental Authority relating to any Licensed Molecule or Licensed Product, GenSci will notify Yarrow of such inspection (a) no later than [***] after GenSci receives notice of such inspection [***] or (b) within [***] after the completion of any such inspection of which GenSci did not receive prior notice. GenSci will promptly provide Yarrow with all information related to any such inspection. To the extent permitted by Applicable Law, GenSci will also permit Governmental Authorities to conduct inspections of GenSci or its Affiliates, sublicensees, and subcontractors (including Clinical Trial sites) relating to any Licensed Molecule or Licensed Product, and will ensure that all such Affiliates, sublicensees, and subcontractors permit such inspections. Yarrow will have the right, but not the obligation (unless required by Applicable Law or any Governmental Authority), to be present at any such inspection. Following any such regulatory inspection related to one or more Licensed Molecules or Licensed Products, GenSci will provide Yarrow with an unredacted copy of any findings, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to a Licensed Molecule or Licensed Product) within [***] of GenSci receiving the same.

5.8.2	With respect to any inspection of Yarrow or its Affiliates, Sublicensees or Subcontractors (including Clinical Trial sites) by any Governmental Authority relating to any Licensed Molecule or Licensed Product, Yarrow will notify GenSci of such inspection (a) no later than [***] after Yarrow receives notice of such inspection [***] or (b) within [***] after the completion of any such inspection of which Yarrow did not receive prior notice. Yarrow will promptly provide GenSci with all information related to any such inspection. To the extent permitted by Applicable Law, Yarrow will also permit Governmental Authorities to conduct inspections of Yarrow or its Affiliates, Sublicensees, and Subcontractors (including Clinical Trial sites) relating to any Licensed Molecule or Licensed Product, and will ensure that all such Affiliates, Sublicensees, and Subcontractors permit such inspections. GenSci will have the right, but not the obligation (unless required by Applicable Law or any Governmental Authority), to be present at any such inspection. Following any such regulatory inspection related to one or more Licensed Molecules or Licensed Products, Yarrow will provide GenSci with an unredacted copy of any findings, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to a Licensed Molecule or Licensed Product) within [***] of Yarrow receiving the same.

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5.9.	No Harmful Actions. If either Party reasonably believes that the other Party is taking or intends to take any action with respect to the Licensed Products that could have a material adverse impact upon the regulatory status of the Licensed Products, such Party will have the right to bring the matter to the attention of the JSC and the JSC will promptly meet to discuss in good faith to resolve such concern. Without limiting the foregoing, unless the Parties otherwise agree, (a) [***] GenSci will not communicate with any Regulatory Authority regarding the Licensed Products in the Field in the Territory, and Yarrow will not communicate with any Regulatory Authority regarding the Licensed Products in the Field outside the Territory, unless so ordered by such Regulatory Authority, in which case such Party will promptly notify the other Party of such order and the Parties will work together in good faith on any potential response, provided that nothing in this clause (a) will prohibit a Party from responding solely to the extent required by Applicable Law, (b) [***] GenSci will not submit any Regulatory Materials for the Licensed Products in the Field in the Territory, and Yarrow will not submit any Regulatory Materials for the Licensed Products in the Field outside the Territory, and (c) GenSci will not seek Regulatory Approvals for the Licensed Products in the Field in the Territory, and Yarrow will not seek Regulatory Approvals for the Licensed Products in the Field outside the Territory.

5.10.	Remedial Actions. Each Party will notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, corrective action, or other regulatory action by any Regulatory Authority or other Governmental Authority (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Yarrow will have sole discretion with respect to any matters relating to any Remedial Action for the Licensed Products in the Field in the Territory, including the decision to commence such Remedial Action and the control over such Remedial Action. The cost and expenses of any Remedial Action in the Territory shall be borne solely by Yarrow. GenSci will have sole discretion with respect to any matters relating to any Remedial Action in the Field outside the Territory, including the decision to commence such Remedial Action and the control over such Remedial Action. Each Party will, and will ensure that its Affiliates and sublicensees will, maintain adequate records to permit such Party to trace the distribution, sale, and use of the Licensed Products by or on behalf of such Party.

ARTICLE 6
SUPPLY

6.1.	Supply for Development Activities. No later than [***] the Parties will negotiate in good faith the terms and conditions of a clinical supply agreement pursuant to which GenSci would Manufacture and supply to Yarrow, itself or through an Affiliate or contract manufacturer, the drug substance or the finished product of the Licensed Molecules and Licensed Products (a “Clinical Supply Agreement”). The Parties agree and acknowledge that, Yarrow will engage GenSci as its sole supplier of [***] unless [***]. For clarity, [***]. The Clinical Supply Agreement will include the terms set forth in this Section 6.1 (Supply for Development Activities) and Section 6.2 (Delivery) and such other terms as are commercially reasonable and customary for clinical supply agreements governing the supply of a pharmaceutical product or ingredient, including terms related to order forecasting, quality (which will be set forth in the Quality Agreement pursuant to Section 6.3 (Quality Agreement)), payment and termination. If the Parties are unable to agree on the terms of a Clinical Supply Agreement within [***] after the initiation date of negotiations of Clinical Supply Agreement, then either Party may refer such matter to a Third Party Expert pursuant to Section 15.4 (Baseball Arbitration).

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6.1.1	[***]. The Parties acknowledge and agree that [***].

6.1.2	Obligation to Supply. From time to time at Yarrow’s request, until the earlier of the completion of Development activities or the completion of Manufacturing Technology Transfer, as will be more fully set forth in the Clinical Supply Agreement, GenSci will deliver such quantities of the drug substance or the finished product of Licensed Molecules and Licensed Products and placebo needed for Development of Licensed Molecules and Licensed Products by or on behalf of Yarrow. Any such quantity of Licensed Products and placebo will be provided by GenSci to Yarrow or its designee at a price equal to [***] (“Development Supply Price”). Upon request from Yarrow, GenSci shall supply commercially reasonable supporting documentation to evidence the calculation of the Development Supply Price.

6.1.3	Requirements. As will be more fully set forth in the Clinical Supply Agreement, GenSci will ensure that, at the time of delivery of Licensed Molecule, Licensed Products and placebo to Yarrow for Development pursuant to this Section 6.1 (Supply for Development Activities):

(a)	all Licensed Molecule, Licensed Products, and placebo will remain on an agreed stability protocol to verify shelf life, including as is necessary to meet the requirements of any applicable Clinical Trial; and

(b)	all Licensed Molecule, Licensed Products, and placebo will have been Manufactured, released, stored, and supplied (for clarity, including all packaging) (i) in compliance with the Quality Agreement and Applicable Law; and (ii) in compliance with any applicable cGMP requirements.

6.1.4	Replacement Product. As will be more fully set forth in the Clinical Supply Agreement, GenSci will promptly replace any Licensed Molecule, Licensed Product, or placebo that fails to comply with the requirements of Section 6.1.3 (Requirements) at the time of delivery to Yarrow, at GenSci’s cost and expense.

6.2.	Delivery. Delivery of all Licensed Molecule, Licensed Products, and placebo by GenSci pursuant to Section 6.1 (Supply for Development Activities) will be made [***] at such facility as may be designated by Yarrow from time to time upon reasonable notice to GenSci.

6.3.	Quality Agreement. Upon Yarrow’s request, the Parties will negotiate and enter into a Quality Agreement following the Effective Date, and in any event prior to [***]. The Quality Agreement will govern all matters (including technical and quality matters) relating to the Manufacture and supply of the Licensed Molecule, Licensed Products, and placebo hereunder as more particularly set out therein. If there is a conflict between this Agreement and the Quality Agreement, then the Quality Agreement will govern in relation to technical quality issues only. If the Parties are unable to agree on the terms of a Quality Agreement within [***], then either Party may refer such matter to a Third Party Expert pursuant to Section 15.4 (Baseball Arbitration).

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6.4.	Commercial Supply. No later than [***], the Parties will negotiate in good faith the terms and conditions of a commercial supply agreement (a “Commercial Supply Agreement”), together with a corresponding Quality Agreement pursuant to which GenSci would Manufacture and supply to Yarrow, itself or through an Affiliate or contract manufacturer, the Licensed Molecules and Licensed Products to Yarrow. The Parties agree and acknowledge that, Yarrow will engage GenSci as its sole supplier of [***] unless [***]. For clarity, [***]. As will be more fully set forth in the Commercial Supply Agreement, until the completion of Manufacturing Technology Transfer, any such quantity of Licensed Molecules and Licensed Products will be provided by GenSci to Yarrow or its designee for Commercialization of the Licensed Molecule and Licensed Product in the Territory at a price equal to [***]. The Commercial Supply Agreement will include the terms set forth in this Section 6.4 (Commercial Supply) and Section 6.2 (Delivery), and the terms as are reasonable and customary for commercial supply agreements governing the supply of a pharmaceutical product or ingredient, including terms related to order forecasting, quality (which will be set forth in the Quality Agreement corresponding to such Commercial Supply Agreement), payment and termination. If the Parties are unable to agree on the terms of a Commercial Supply Agreement within [***] after Yarrow’s Initiation of a Pivotal Clinical Trial in the Territory, then Yarrow may refer such matter to a Third Party Expert pursuant to Section 15.4 (Baseball Arbitration).

ARTICLE 7
MANUFACTURING AND TECHNOLOGY TRANSFER

7.1.	Manufacturing Know-How Transfer and Assistance. Upon Yarrow’s written request (which shall be given to GenSci [***], GenSci will transfer, or cause to be transferred, to Yarrow (or only one of its designee(s) [***] all Licensed Know-How Controlled by GenSci or its Affiliates and available as of the Effective Date or such other date as agreed to by the Parties that is necessary or reasonably useful for the Manufacture of the Licensed Molecules and Licensed Products (“Background GenSci Manufacturing Know-How”) pursuant to the manufacturing technology transfer plan attached hereto as Schedule 7.1 (MTT Plan) (the “MTT Plan”), provided that [***]. For clarity, the Background GenSci Manufacturing Know-How includes pertinent process, analytical, and formulation development reports and summaries, technical memoranda, technology transfer packages, master batch records, analytical methods, and other data and information related to the Manufacture of the Licensed Molecules and Licensed Products. All Background GenSci Manufacturing Know-How will be provided to Yarrow in its original language, and if not in English, then also translated into English. In addition, in accordance with the MTT Plan, GenSci will provide Yarrow with reasonable consultation and technical assistance to enable Yarrow (or its designee) to Manufacture the Licensed Molecules and Licensed Products, provided that Yarrow shall reimburse GenSci for all of the reasonable documented costs, including out-of-pocket costs and FTE Costs (except that GenSci’s internal costs of the first [***] FTE hours of such assistance shall be provided at GenSci’s cost) and any amounts payable by GenSci to its contract manufacturers or the Upstream Licensors, incurred by GenSci in connection with the Manufacturing Technology Transfer. Subject to the rest of provisions under this Section 7.1 (Manufacturing Know-How Transfer and Assistance), the Manufacturing Technology Transfer may include reasonable access to GenSci’s technical personnel involved in the Manufacture of such Licensed Molecule and Licensed Product, and, upon Yarrow’s request, an introduction to GenSci’s Third Party contract manufacturers to facilitate the discussion between Yarrow and such contract manufacturer regarding technology transfer or establishing a direct supply or licensing relationship. The Parties will cooperate in good faith and use Commercially Reasonable Efforts to complete the transfer of all Background GenSci Manufacturing Know-How as set forth in the MTT Plan from GenSci to Yarrow (or its designee) within [***], in reasonably sufficient detail in order for a reasonably skilled person to practice such Background GenSci Manufacturing Know-How for the Manufacture of the Licensed Molecules and Licensed Products (the “Manufacturing Technology Transfer” or “MTT”). The Manufacturing Technology Transfer shall be carried out in accordance with Applicable Laws including the requirements of any Regulatory Authority.

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7.2.	Technology Transfer after [***]. Yarrow acknowledges that [***] and if [***], Yarrow shall [***]. In addition, Yarrow shall also [***].

7.3.	Manufacture. Except [***] Yarrow (itself or through its Affiliate or Sublicensee) will be responsible and have sole control over and decision-making authority with respect to all Manufacturing activities in the Territory for the Manufacture of Licensed Molecules for use in and to Develop and Commercialize Licensed Products in the Territory. For the avoidance of doubt, neither Yarrow nor its Affiliates or Sublicensees shall conduct any Manufacturing activities for any Licensed Molecules or Licensed Products in a manner that [***].

ARTICLE 8
COMMERCIALIZATION

8.1.	General. Subject to the terms and conditions of this Agreement, Yarrow will, either by itself or through its Affiliates, Sublicensees, or Third Party contractor(s), have sole control over, and decision-making authority with respect to, the Commercialization of the Licensed Products in the Field in the Territory at its sole cost and expense, including developing and executing a commercial launch plan, product marketing and promotion, marketing access and pricing strategy, negotiating with applicable Governmental Authorities regarding the price and reimbursement mechanisms, booking sales, product distribution and promotion, providing customer support (including handling medical queries), branding, and performing other Commercialization related activities. For the avoidance of doubt, [***].

8.2.	Commercialization Diligence; Report. Subject to the receipt of all necessary Regulatory Approvals, Yarrow (either directly or through one or more of its Affiliates or Sublicensees) will [***] to launch and Commercialize a Licensed Product in the Field in countries/regions in the Territory in which it has received Regulatory Approval. Following the receipt of the first Regulatory Approval of a Licensed Product in the Territory, [***].

ARTICLE 9
FINANCIAL PROVISIONS

9.1.	Upfront Payment. In partial consideration for the license and other rights granted by GenSci to Yarrow hereunder, promptly following the Effective Date, Yarrow shall pay to GenSci a one-time, non-refundable and non-creditable payment of seventy million Dollars ($70,000,000). GenSci will issue an invoice to Yarrow for an amount equal to $70,000,000 and Yarrow shall pay such amount within [***] of receipt of such invoice.

9.2.	Manufacturing Tech Transfer Payments. Subject to the terms and conditions of this Agreement, upon [***], GenSci will notify Yarrow and issue an invoice to Yarrow for a one-time, non-refundable, non-creditable technology transfer payment equal to [***], and Yarrow will pay such amount within [***] of receipt of such invoice. Subject to the terms and conditions of this Agreement, upon [***], GenSci will notify Yarrow and issue an invoice to Yarrow for a one-time, non-refundable, non-creditable technology transfer payment equal to [***], and Yarrow will pay such amount within [***] of receipt of such invoice.

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9.3.	Development Milestone Payments.

9.3.1	Development Milestones. In partial consideration for the license and other rights granted by GenSci to Yarrow hereunder, and subject to the terms and conditions of this Agreement, Yarrow shall pay to GenSci the following one-time, non-refundable and non-creditable development milestone payments set forth in Table 9.3.1 (each, a “Development Milestone Payment”) upon the first achievement of the corresponding milestone event set forth in Table 9.3.1 (each, a “Development Milestone Event”) for the first Licensed Product by Yarrow or its Affiliates or Sublicensees [***].

Table 9.3.1: Development Milestone Payment

Development Milestone Event	Development Milestone Payment
1. [***]	$	[***]
2. [***]	$	[***]
3. [***]	$	[***]
4. [***]	$	[***]

The Parties acknowledge and agree [***]. In the event that [***].

9.3.2	Notification. [***] Yarrow shall notify GenSci of the achievement of the Development Milestone Event within [***] and GenSci may issue an invoice to Yarrow promptly thereafter in respect of the same. Within [***] after receipt of any Development Milestone Event invoice, Yarrow shall pay the applicable Development Milestone Payment amount to GenSci.

9.3.3	One-Time Payments. The Development Milestone Payment will be paid only once on the first achievement of such Development Milestone Event by Yarrow or any of its Affiliates or Sublicensees [***], notwithstanding the potential Development of multiple Licensed Products hereunder that may involve separate Clinical Trials and regardless of how many times such Development Milestone Event is achieved or the number of Licensed Products that achieve such Development Milestone Event.

9.3.4	Total Payments. For the avoidance of doubt, the potential aggregate total of the Development Milestone Payments payable for Licensed Products under this Agreement will be [***].

9.4.	Regulatory Approval Milestones.

9.4.1	Regulatory Approval Milestones. In partial consideration for the license and other rights granted by GenSci to Yarrow hereunder, and subject to the terms and conditions of this Agreement, Yarrow shall pay to GenSci the following one-time, non-refundable and non-creditable regulatory approval milestone payments set forth in Table 9.4.1 (each, a “Regulatory Approval Milestone Payment”) upon the first achievement of the corresponding milestone event set forth in Table 9.4.1 (each, a “Regulatory Approval Milestone Event”) for the first Licensed Product by Yarrow or its Affiliates or Sublicensees.

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Table 9.4.1: Regulatory Approval Milestones

Regulatory Approval Milestone Event	Regulatory Approval Milestone Payment
1. [***]	$	[***]
2. [***]	$	[***]
3. [***]	$	[***]
4. [***]	$	[***]
5. [***]	$	[***]
6. [***]	$	[***]

For the avoidance of doubt, [***].

9.4.2	Notification. Yarrow shall notify GenSci of the achievement of each Regulatory Approval Milestone Event within [***] and GenSci may issue an invoice to Yarrow promptly thereafter in respect of the same. Within [***] after receipt of each Regulatory Approval Milestone Event invoice, Yarrow shall pay the applicable Regulatory Approval Milestone Payment amount to GenSci.

9.4.3	One-Time Payments. Each Regulatory Approval Milestone Payment will be paid only once for each of the above, regardless of how many times such Regulatory Approval Milestone Event is achieved or the number of distinct Licensed Products that achieve such Regulatory Approval Milestone Event.

9.4.4	Total Payments. For the avoidance of doubt, the potential aggregate total of all Regulatory Approval Milestone Payments payable for Licensed Products under this Agreement if all Regulatory Approval Milestone Events are achieved will be [***].

9.5.	Commercial Milestones. In partial consideration for the license and other rights granted by GenSci to Yarrow hereunder, and subject to the terms and conditions of this Agreement, Yarrow shall pay to GenSci the following one-time, non-refundable, non-creditable commercial milestone payments set forth in Table 9.5 (each, a “Commercial Milestone Payment”) upon the first achievement of the corresponding milestone event by (a) either Yarrow and its Affiliates on the one hand, or Yarrow’s Sublicensees on the other hand; or (b) the combination of Yarrow, its Affiliates, and its Sublicensees, set forth in Table 9.5 (each, a “Commercial Milestone Event”).

 Table 9.5: Commercial Milestones

Commercial Milestone Event	Commercial Milestone Payment
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

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9.5.1	Notification. Yarrow shall notify GenSci of the achievement of any Commercial Milestone Event within [***] after the end of the Calendar Quarter in which such Commercial Milestone Event is achieved, and GenSci may issue an invoice to Yarrow in respect of the same. Yarrow will pay GenSci the applicable Commercial Milestone Payment within [***] after receipt of each Commercial Milestone Event invoice.

9.5.2	One-Time Payments. Each Commercial Milestone Payment will be paid only once for each of the above, regardless of how many times such Commercial Milestone Event is achieved.

9.5.3	Total Payments. For the avoidance of doubt, the potential aggregate total of all Commercial Milestone Payments payable for Licensed Products under this Agreement if all Commercial Milestone Events are achieved will be [***].

9.6.	Royalty Payments.

9.6.1	Royalty Rate. In partial consideration for the license and other rights granted by GenSci to Yarrow hereunder, and subject to Section 9.6.2 (Royalty Term) and Section 9.6.3 (Royalty Reduction), Yarrow will pay to GenSci tiered non-refundable royalties on Annual Net Sales of all Licensed Products in the Territory as set forth in Table 9.6.1:

Table 9.6.1: Royalty Rates

Annual Net Sales of such Licensed Product in the Territory in a Calendar Year	Royalty Rate
[***]	[***]	%
[***]	[***]	%
[***]	[***]	%

Each royalty rate set forth in the table above will apply only to that portion of the Annual Net Sales of all Licensed Products in the Territory during a given Calendar Year that falls within the indicated portion. For example, if aggregate Annual Net Sales of all Licensed Products in the Territory in a given Calendar Year were [***], then the royalties payable with respect to such Net Sales would be:

[***].

No multiple royalties will be payable under this Section 9.6 (Royalty Payments) regardless of the number of Valid Claims in any Licensed Patent Rights Covering a Licensed Product.

9.6.2	Royalty Term. Royalties payable under this Section 9.6 (Royalty Payments) will be paid by Yarrow on a Licensed Product-by-Licensed Product and country-by-country basis from the date of First Commercial Sale of such Licensed Product in such country until the latest of: (a) expiration of the last-to-expire Valid Claim of the Licensed Patent Rights Covering [***] in such country, (b) the date that is 10 years following the First Commercial Sale in such country of such Licensed Product; and (c) the expiration of all Regulatory Exclusivity for such Licensed Product in such country (each such term with respect to a Licensed Product in a country, a “Royalty Term”).

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9.6.3	Royalty Reduction.

(a)	[***].

(i)	On a Licensed Product-by-Licensed Product and country-by-country basis, subject to Section 9.6.3(b) (Cumulative Floors), [***] then the applicable royalty rate for royalties payable by Yarrow to GenSci in such country/region set forth in Section 9.6.1 (Royalty Rate) shall be reduced by [***] percent ([***]%).

(ii)	One a Licensed-Product-by-Licensed-Product and country-by-country basis, subject to Section 9.6.3(b) (Cumulative Floors), [***] then the applicable royalty rate for royalties payable by Yarrow to GenSci in such country/region set forth in Section 9.6.1 (Royalty Rate) shall be reduced by [***] percent ([***]%).

(b)	Cumulative Floors. In no event shall the operation of Section 9.6.3(a) ([***]) and Section 9.7 (Third Party Technology), individually or in combination, reduce the royalties paid to GenSci with respect to the Net Sales of any Licensed Product in any country in the Territory in any Calendar Quarter to less than [***]% of the amount that would otherwise have been due pursuant to Section 9.6.1 (Royalty Rate) with respect to such Net Sales.

9.6.4	Royalty Reports; Payments. Yarrow shall, within [***] following the end of each Calendar Quarter, commencing with the Calendar Quarter in which the First Commercial Sale of the first Licensed Product occurs anywhere in the Territory, (a) provide to GenSci a report specifying for such Calendar Quarters, on a Licensed Product-by-Licensed Product and country-by-country basis: (i) the amount of gross sales of the Licensed Products, (ii) the Net Sales [***] of the Licensed Product in Dollars and local currency for each Licensed Product in the Territory during the reporting period and (iii) the royalties payable, in Dollars, which will have accrued hereunder with respect to such Net Sales (including a calculation of the royalty payment due on such sales in Dollars, along with the exchange rate used in such calculation in accordance with Section 9.10 (Currency Conversion)), (iv) withholding taxes, if any, required by Applicable Laws to be deducted with respect to such royalties and (v) the aggregate annual Net Sales and whether any Commercial Milestone Event has been achieved, and (b) make the royalty payments owed to GenSci hereunder in accordance with such royalty report in arrears. The information contained in each report under this Section 9.6.4 (Royalty Reports; Payments) will be considered Confidential Information of Yarrow. If no royalties are due for any Calendar Quarter hereunder following the First Commercial Sale of a Licensed Product, Yarrow will so report.

9.7.	Third Party Technology. On a Licensed Product-by-Licensed Product and country-by-country basis, Yarrow may deduct from the royalties owed to GenSci pursuant to Section 9.6.1 (Royalty Rate), with respect to such Licensed Product, [***]% of any Third Party Payments paid by Yarrow or any Affiliate or Sublicensee with respect to the Exploitation of such Licensed Product in such country.

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9.8.	Taxes and Withholding.

9.8.1	Withholding Taxes. The Parties agree that all charges under this Agreement are inclusive of all Taxes imposed or payable to any Tax Authority except value added, sales, consumption, goods and services taxes or other similar taxes required by Applicable Law to be disclosed as a separate item on the relevant invoice including, for the avoidance of doubt, any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (“Indirect Tax”). All amounts payable by one Party (the “Payor”) to another (the “Payee”) pursuant to this Agreement shall be paid by the Payor without any deduction of any taxes, duties, levies, imposts, assessments, fees, and other similar charges (“Tax Deduction”) unless the Payor is required to make a Tax Deduction by Applicable Law. For clarity, the Payee alone shall be responsible for paying to the appropriate Tax Authority all Taxes levied on account of, or measured in whole or in part by reference to, any payments the Payee is entitled to receive. Subject to the foregoing, where the Payor is required to make a Tax Deduction by Applicable Law from a payment, the Payor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed, and in the amount required, by Applicable Law. The Payor shall notify the Payee in writing at least [***] before any payment is due where it expects to make any Tax Deduction. Such notification shall contain sufficient details to enable the Payee, acting reasonably, to ascertain whether it is entitled under a tax treaty or otherwise to any reduction or elimination of such Tax Deduction. If the Payee is entitled under any applicable tax treaty to a reduction in the rate of, or the elimination of, a Tax Deduction, it may deliver to the Payor or the appropriate Tax Authority (with the assistance of the Payor to the extent that this is reasonably required) the prescribed forms necessary to reduce the applicable rate of such Tax Deduction or to relieve the Payor of its obligation to make such Tax Deduction, and the Payor shall apply the reduced rate of Tax Deduction, or make that payment without a Tax Deduction, as the case may be, provided that the Payor has received evidence, in a form reasonably satisfactory to it, of the Payee s delivery of all applicable forms at least [***] prior to the time that the payments are due. Within [***] of making a Tax Deduction or any payment required in connection with that Tax Deduction, the Payor shall deliver to the Payee evidence reasonably satisfactory to the Payee that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant Tax Authority. If a Payor makes a Tax Deduction while the Payee is entitled under any applicable tax treaty to a reduction in the rate of, or the elimination of, such Tax Deduction, the Payor shall cooperate with the Payee with respect to any documentation or procedural formalities required by the appropriate Tax Authority or reasonably requested by the Payee to secure a reduction in the rate of, or the elimination of, such Tax Deduction or to obtain a recovery of that Tax Deduction from the applicable Tax Authority.

9.8.2	Indirect Taxes. All payments under this Agreement are stated exclusive of Indirect Taxes. The Parties shall use commercially reasonable efforts to report and claim refunds or exemptions from any such value added tax imposed on the transactions contemplated in this Agreement to the fullest extent permitted by Applicable Law and to timely file all required Indirect Tax returns. If any Indirect Taxes are chargeable in respect of any payments due under this Agreement, the Payor shall pay such Indirect Taxes at the applicable rate in respect of any such payments following the receipt, where applicable, of a valid invoice issued in the appropriate form by the Payee in respect of those payments to which such Indirect Taxes relate, such Indirect Taxes to be payable on the due date of the payment to which such Indirect Tax relates. The Parties shall issue invoices for all goods and services supplied under this Agreement consistent with the law governing such Indirect Tax and irrespective of whether the sums may be netted for settlement purposes, and to the extent any invoice is not initially issued in an appropriate form the Parties shall cooperate to provide such information or assistance as may be necessary to enable the issuance of such invoice consistent with the law governing such Indirect Tax. Where a supply is cancelled or the value of a supply under this Agreement is adjusted the supplying Party shall issue to the recipient an adjustment note or other such document in accordance with the law governing such Indirect Tax. If any Indirect Tax originally paid or otherwise borne by the paying Party is in whole or in part subsequently determined not to have been chargeable, all necessary steps will be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable Tax Authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party within [***] of receipt. Where under the terms of this Agreement one Party is liable to indemnify or reimburse another Party (or an Affiliate of that other Party) in respect of any costs, charges or expenses, the payment shall include an amount equal to any Indirect Tax thereon not otherwise recoverable by the other Party (or its Affiliate), subject to that Party or Affiliate using all reasonable endeavors to recover such amount of Indirect Tax as may be practicable.

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9.9.	Late Payments. If any payment due to either Party under this Agreement is not paid when due, then the receiving Party shall be entitled to charge interest thereon (before and after any judgment) at an annual rate equal to the lesser of (a) [***] percent ([***]%) above the Reference Rate, and (b) the maximum rate permitted under Applicable Law. Any interest will accrue from day-to-day and is calculated based on the actual number of days elapsed from the payment due date to the actual payment date and a year of 365 days. Interest is compounded daily. “Reference Rate” means [***]. “[***]” means [***].

9.10.	Currency Conversion. The rate of exchange to be used in computing the amount of currency equivalent in Dollars shall be made at the average of the closing exchange rates reported by The Wall Street Journal (New York edition) for the first, middle and last Business Days of the last calendar month of the applicable reporting period for the payment due.

9.11.	Blocked Payments. If, by reason of Applicable Law in any country, it becomes impossible or illegal for a Party or any of its applicable Affiliates or Sublicensees to transfer, or have transferred on its behalf, any payments to the other Party, then the payer Party will promptly notify the payee Party of the conditions preventing such transfer and such royalties or other payments will be deposited in local currency in the relevant country to the credit of the payee Party in a recognized banking institution designated by the payee Party or, if none is designated by the payee Party within a period of [***], in a recognized banking institution selected by the payor Party and identified in a notice given to the payee Party pursuant to Section 16.5 (Notices).

9.12.	Payment Method. All payments to be made by a Party to the other Party under this Agreement will be made in Dollars by wire transfer in immediately available funds to a bank account designated in writing by such other Party.

9.13.	Financial Audits. Yarrow shall (and shall ensure that its Affiliates and Sublicensees will) maintain complete and accurate records relating to the sales and other dispositions of the Licensed Products in accordance with Accounting Standards and in sufficient detail to permit GenSci to confirm the accuracy of Net Sales reported by Yarrow and amounts payable under this Agreement, provided, however, that a Sublicensee’s failure to maintain such records shall not be deemed a breach by Yarrow of its foregoing obligation, so long as Yarrow used commercially reasonable efforts to cause such Sublicensee to maintain such records. Upon no less than [***] prior written notice, such records shall be open for examination, during regular business hours, for a period of [***] from the creation of individual records, and not more often than [***] each Calendar Year, by an independent certified public accountant selected by GenSci and reasonably acceptable to Yarrow, for the sole purpose of verifying for GenSci the accuracy of the Net Sales or royalty reports provided by Yarrow under this Agreement under appropriate confidentiality provisions. GenSci shall bear the cost of such audit unless such audit reveals an underpayment by Yarrow of more than [***] in which case, Yarrow shall reimburse GenSci for the costs of such audit. Yarrow shall pay to GenSci any underpayment discovered by such audit within [***] after the accountant’s report, plus interest (as set forth in Section 9.9 (Late Payments)) from the original due date. Yarrow shall include in each relevant sublicense granted by it a provision requiring the Sublicensee to maintain records of sales of Licensed Products made pursuant to such sublicense [***].

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ARTICLE 10
INTELLECTUAL PROPERTY

10.1.	Ownership.

10.1.1	Background Technology. As between the Parties, each Party shall own or otherwise Control all right, title and interest in and to all intellectual property that is owned or Controlled by such Party as of the Effective Date or that is generated or acquired by such Party outside of the scope of this Agreement (such Party’s “Background Technology”). Each Party’s Background Technology (including, in the case of GenSci, the Licensed Technology) is deemed to be the Confidential Information of such Party, and such Party is deemed to be the Disclosing Party with respect thereto.

10.1.2	Inventions; Sole Inventions; Joint Inventions. The ownership of all Inventions, including all rights to priority and rights to file patent applications and/or register designs, shall be determined based on the principles of inventorship in accordance with United States patent laws. Each Party will own all Inventions and Know-How that are made solely by its and its Affiliates’ employees, agents, and independent contractors during the performance of activities under this Agreement (the “Sole Inventions”); provided that for clarity, Sole Inventions Controlled by GenSci or any of its Affiliates, to the extent it is within the scope of Licensed Technology, will be included in the Licensed Technology and included in the license granted to Yarrow by GenSci hereunder; and [***]. The Parties will jointly own all Inventions and Know-How that are made jointly by the employees, agents, and independent contractors of one Party and its Affiliates together with the employees, agents, and independent contractors of the other Party and its Affiliates (the “Joint Inventions”). Each Party will own an undivided half interest in the Joint Inventions, without a duty of accounting or an obligation to seek consent from the other Party for the transfer, assignment, exploitation or license of the Joint Inventions (subject to the licenses granted to the other Party under this Agreement).

10.1.3	Disclosure. Each Party shall promptly disclose to the other Party all Inventions, including all invention disclosure or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating to such Inventions, and will also promptly respond to reasonable requests from the other Party for additional information relating to such Inventions.

10.2.	Patent Prosecution and Maintenance.

10.2.1	Changing Application. GenSci will [***].

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10.2.2	Licensed Patent Rights; Joint Patents. On a Licensed Patent Right-by-Licensed Patent Right basis, after the later of the completion date of such transfer of the Licensed Patent Rights from GenSci’s Affiliates to GenSci as set forth in Schedule 1.94 (Licensed Patent Rights as of the Effective Date; Changing Application) and the Effective Date, subject to arrangements set forth in Schedule 1.94 (Licensed Patent Rights as of the Effective Date; Changing Application), Yarrow will have the first right to file, prosecute, defend, and maintain (including conduct and control interferences, re-examinations, and post-issuance proceedings, including oppositions, post-grant review, inter partes review, derivation proceedings and supplemental examination) and file Patent Term Extensions for all Licensed Patent Rights [***] and other Patent Rights claiming Joint Inventions (the “Joint Patents”) [***] in the Territory at Yarrow’s own cost and expense. GenSci will have the same right to prosecute and maintain the Joint Patents [***] outside the Territory at GenSci’s own cost and expense. Yarrow shall consult with GenSci and keep GenSci reasonably informed of the status of the prosecution and maintenance of the Licensed Patent Rights and the Joint Patents in the Territory and shall promptly provide GenSci with all material correspondence received from any patent authority in the Territory in connection therewith. In addition, Yarrow shall promptly provide GenSci with drafts of all proposed material filings and correspondence to any patent authority in the Territory with respect to the Licensed Patent Rights and Joint Patents for GenSci’s review and comment prior to submission. Yarrow shall confer with GenSci and consider in good faith GenSci’s comments prior to submitting such filings and correspondences in the Territory, provided that GenSci shall provide such comments at least [***] (or a shorter period reasonably designated by [***] if [***]) prior to any filing deadline[***]. Yarrow shall promptly notify GenSci of any decision to cease prosecution, defense, or maintenance of any Licensed Patent Rights or Joint Patents in any country in the Territory. Yarrow shall provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Licensed Patent Right or Joint Patent in such country. In such event, GenSci will have the right (but not the obligation), at GenSci’s discretion and expense, to continue the prosecution and maintenance of such Licensed Patent Right or Joint Patent [***].

10.2.3	Cooperation. Each Party will provide the other Party all reasonable assistance and cooperation in the Patent Right prosecution efforts under this Section 10.2 (Patent Prosecution and Maintenance), including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution and coordinating the timing and content of filings between the Territory and Greater China to avoid double patenting or other similar rejections.

10.3.	Patent Enforcement.

10.3.1	Notice. Each Party shall promptly notify the other Party if it becomes aware of any alleged or threatened infringement by a Third Party of any of the Licensed Patent Rights or other Joint Patents and any allegations, declaratory judgment, opposition, or similar action or written notices alleging the invalidity, unenforceability or non-infringement of any of the Licensed Patent Rights or other Joint Patents.

10.3.2	Infringement Actions. As between the Parties, Yarrow will have the first right (but not the obligation) to bring and control any legal action against any actual, threatened, or suspected infringement of any Licensed Patent Right or other Joint Patent by a Third Party in the Territory, including any filings for Regulatory Approval by any Biosimilar Product, or the defense of any action or proceeding with respect thereto brought by such Third Party (each an “Infringement”), at its own expense as it reasonably determines appropriate. GenSci will join, and hereby agrees to be joined, as a party to the action if required by Applicable Law to pursue such action or to seek additional or alternative damages or injunctive relief against such Infringement. Yarrow will not enter into any settlement of any claim described in this Section 10.3.2 (Infringement Actions) that [***], without GenSci’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

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10.3.3	Step-In Rights. With respect to any Infringement, and subject to the other provisions of this Section 10.3 (Patent Enforcement), if Yarrow does not, within [***] following written request from GenSci to remove or abate an Infringement, commence taking commercially appropriate steps to remove such Infringement of the applicable (a) Licensed Patent Right that is likely to have a material adverse effect on the sale of Licensed Products in the Territory or (b) Joint Patent, then, GenSci will have the right, following written notification to the Yarrow, to take actions to cause such Infringement to cease at GenSci’s expense in a manner consistent with the terms and provisions hereof (but, for clarity, will not have the right to grant licenses without the written consent of Yarrow). However, if Yarrow has commenced a litigation against or negotiations with an alleged infringer for discontinuance of such Infringement within such [***] period, GenSci may not bring suit for such Infringement so long as Yarrow or its Affiliate continues to conduct such litigation using reasonable efforts or is in negotiations with respect thereto. Notwithstanding the foregoing, prior to enforcing any Licensed Patent Right or Joint Patent, GenSci will consult with Yarrow and consider in good faith (and if reasonable adhere to) Yarrow’s views with respect to the appropriate response to such Infringement. GenSci will obtain the written consent of Yarrow prior to entering into any complete and final settlement or other voluntary disposition of such action, or otherwise compromising such action in its entirety, such consent not to be unreasonably withheld, conditioned or delayed.

10.3.4	Cooperation. At the request and expense of the Party controlling any legal action brought pursuant to this Section 10.3 (Patent Enforcement), the non-controlling Party will provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents and cooperating in discovery as required by Applicable Law. In connection with any such action, the controlling Party will keep the non-controlling Party reasonably informed on the status of such action and will not enter into any settlement giving rise to liability of the non-controlling Party, or otherwise impairing the non-controlling Party’s rights in the Licensed Patent Rights or Joint Patents, without the prior written consent of the non-controlling Party. The non-controlling Party will be entitled to separate representation in such legal action by counsel of its own choice and at its own expense.

10.3.5	Allocation of Recoveries. If either Party recovers monetary damages from any Third Party in a suit pursuant to this Section 10.3 (Patent Enforcement) or any royalties from a license agreement with a Third Party related to any alleged Infringement, then such recovery will be allocated first to the reimbursement of any expenses incurred by each Party in such litigation, action, or license, and any remaining amounts will be allocated as follows: (a) if such suit or license agreement is led by Yarrow, the recoveries will [***]; and (b) if such suit or license agreement is led by GenSci, the recoveries will [***].

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10.4.	Infringement of Third Party Rights.

10.4.1	Notice. If any Licensed Molecule or Licensed Product used or sold by a Party or its Affiliates or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right or other rights that are owned or controlled by such Third Party (a “Third Party Infringement Claim”), then the Party becoming aware of such Third Party Infringement Claim will promptly notify the other Party in writing, including a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. The Parties will assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such Third Party Infringement Claim.

10.4.2	Defense. As between the Parties, Yarrow shall be responsible for the defense of any Third Party Infringement Claim with respect to the activities of Yarrow or its Affiliates or Sublicensees, at Yarrow’s own cost and expense; provided that, the provisions of Section 10.3 (Patent Enforcement) shall govern the right of Yarrow to assert a counterclaim of infringement of any Licensed Patent Rights; and provided, further, [***]. Yarrow shall keep GenSci informed on the status of such defense action, and GenSci shall have the right, but not the obligation, to participate and be separately represented in such defense action at its sole option and at its own expense. GenSci shall also have the right to control the defense of any infringement claim brought against GenSci, at GenSci’s own cost and expense, provided that [***].

10.5.	Purple Book Listing. Yarrow will have the sole right to determine which Licensed Patent Rights will be included in the Purple Book maintained by the FDA or similar or equivalent patent listing or linking source, if any, in other countries in the Territory for Licensed Products, provided that, Yarrow shall provide prior notices to GenSci, consult with GenSci about the Purple Book listing, and consider GenSci’s comments in good faith. GenSci will provide such assistance as may be reasonably requested by Yarrow in connection with such listing at the costs and expenses born by Yarrow.

10.6.	Patent Marking. Yarrow shall mark all Licensed Products sold in the Territory in accordance with the applicable patent marking laws, and shall require all of its Affiliates and Sublicensees to do the same. To the extent permitted by Applicable Laws, Yarrow shall indicate on the product packaging, advertisement and promotional materials that the Licensed Products are in-licensed from GenSci.

10.7.	Trademarks. As between the Parties, Yarrow will have the sole right to use any Trademark it controls for Licensed Products in the Field in the Territory at its sole discretion, and will have the sole right to determine, develop, prosecute, enforce and defend one or more Product Mark(s) for use by Yarrow, its Affiliates and its and their Sublicensees to Commercialize Licensed Products in the Field in the Territory. As between the Parties, Yarrow will own all rights to Product Marks for any Licensed Product and all goodwill associated therewith, and the rights to any internet domain names incorporating the applicable Product Marks or any variation or part of such Product Marks used as its URL address or any part of such address, throughout the Territory. GenSci will not, and will cause its Affiliates and (sub)licensees not to, attack, dispute or contest the validity of or ownership of any Product Mark or any registrations issued or issuing with respect thereto anywhere in the Territory.

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ARTICLE 11
CONFIDENTIALITY

11.1.	Confidentiality. Except as otherwise expressly set forth herein, the Receiving Party will, during the Term and for a period of [***] thereafter, keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own Confidential Information (but in no event less than a reasonable degree of care) and will not (a) disclose such Confidential Information to any Person without the prior written approval of the Disclosing Party, except solely to the extent necessary to exercise its rights or perform its obligations under this Agreement, to its employees, Affiliates, sublicensees, and Subcontractors, consultants, or agents who have a need to know such Confidential Information, all of whom will be similarly bound by confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement and for whom the Disclosing Party will be responsible, or (b) use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement. The Receiving Party will cause the foregoing Persons to comply with the restrictions on use and disclosure set forth in this Section 11.1 (Confidentiality) and will be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this ARTICLE 11 (Confidentiality). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.

11.2.	Terms of this Agreement. Except as otherwise provided in this ARTICLE 11 (Confidentiality), each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party, except that each Party may disclose the terms of this Agreement to the extent such disclosure is permitted under Section 11.4 (Authorized Disclosures).

11.3.	Exceptions. Information will not be Confidential Information, and the foregoing confidentiality and non-use obligations will not apply to any such information that the Receiving Party can demonstrate by competent written proof:

11.3.1	was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

11.3.2	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

11.3.3	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

11.3.4	is subsequently disclosed to the Receiving Party by a Third Party who has a legal right to make such disclosure; or

11.3.5	is subsequently independently discovered or developed by the Receiving Party without the aid, application, or use of the Disclosing Party’s Confidential Information, as evidenced by a contemporaneous writing.

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11.4.	Authorized Disclosure. Notwithstanding the obligations set forth in Section 11.1 (Confidentiality), a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

11.4.1	to its Affiliates, sublicensees, subcontractors or licensees, and their employees, directors, agents, consultants, or advisors to the extent necessary for the potential or actual performance of its obligations or exercise of its rights under this Agreement, in each case, who are under an obligation of confidentiality with respect to such information that is no less stringent than the terms and conditions of this ARTICLE 11 (Confidentiality);

11.4.2	such disclosure is reasonably necessary: (a) to perform an obligation or exercise a right under the Agreement; (b) for the filing or prosecution of Patent Rights as contemplated by this Agreement; (c) in connection with regulatory filings for the Licensed Products; or (d) for the prosecuting or defending litigation as contemplated by this Agreement;

11.4.3	such disclosure is reasonably necessary: (a) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to the Receiving Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations consistent with those contained in this Agreement; or (b) to actual or bona fide potential investors, acquirors, licensors, sublicensees, collaborators or other business or financial partners (including royalty financing partners) solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, license, collaboration, financing or other business transaction; provided that in each such case ((a) or (b)), such recipients are bound by confidentiality and non-use obligations consistent with those contained in the Agreement; or

11.4.4	such disclosure is required by Applicable Law, or judicial or administrative process (also including disclosures pursuant to Section 11.4.2(d)), provided that in such event such Party will promptly inform the other Party of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed pursuant to this Section 11.4.4 and Section 11.4.2(d) will remain otherwise subject to the confidentiality and non-use provisions of this ARTICLE 11 (Confidentiality), and the Receiving Party disclosing Confidential Information pursuant to Applicable Law or a valid court order as permitted under this Section 11.4.4 and Section 11.4.2(d) will (a) take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information, and (b) limit its disclosure to only the portion of Confidential Information it is legally required to disclose.

11.5.	Publicity.

11.5.1	Press Release. The Parties agree to issue a press release announcing this Agreement on such date and time and in such form as may be mutually agreed by the Parties. Subject to the rest of this Section 11.5 (Publicity), no disclosure of the terms of this Agreement may be made by either Party, and no Party will use the name or any Trademark of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Law or the rules of a stock exchange on which the securities of the other Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party will submit the proposed disclosure in writing to the other Party [***] so as to provide a reasonable opportunity to comment thereon. Following the initial press release announcing this Agreement, either Party will be free to disclose or publicize, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party, and those terms of this Agreement that have already been publicly disclosed in accordance herewith.

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11.5.2	Stock Exchange Disclosures. A Party may disclose this Agreement and its terms in securities filings with the U.S. Securities Exchange Commission (or any equivalent foreign agency) (“SEC”) to the extent required by Applicable Law after complying with the procedure set forth in this Section 11.5 (Publicity). In such event, the Party seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than [***] after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable SEC regulations. The Party seeking such disclosure will exercise reasonable efforts to obtain confidential treatment of any information concerning this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information which it is, as advised by counsel, reasonably required to be disclosed.

11.5.3	Legally-Required Disclosures. Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the SEC or other agency) of the other Party’s Confidential Information regarding certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that [***].

11.6.	Prior CDA. This Agreement supersedes the Confidentiality Agreement between GenSci and [***] effective as of [***] (the “Prior CDA”) with respect to information disclosed thereunder. All information exchanged between GenSci and [***] under the Prior CDA will be deemed Confidential Information of the Disclosing Party and will be subject to the terms of this ARTICLE 11 (Confidentiality), provided that Yarrow shall be deemed the Disclosing Party for all information disclosed by [***] under the Prior CDA.

11.7.	Equitable Relief. Each Party acknowledges that a breach of this ARTICLE 11 (Confidentiality) cannot reasonably or adequately be compensated in damages in an action at law and that such a breach will cause the other Party irreparable injury and damage. By reason thereof, each Party agrees that the other Party will be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of the obligations relating to Confidential Information set forth herein.

11.8.	Return or Destruction of Confidential Information. Upon the effective date of termination of this Agreement, at the Disclosing Party’s instruction, the Receiving Party shall, either (a) as soon as reasonably practicable, destroy all copies of such Confidential Information in the possession of the Receiving Party and confirm such destruction in writing to the Disclosing Party or (b) as soon as reasonably practicable, deliver to the Disclosing Party, at the Receiving Party’s expense, all copies of such Confidential Information in the possession of the Receiving Party; provided that the Receiving Party shall be permitted to retain one (1) copy of the Disclosing Party’s Confidential Information for the sole purpose of performing any continuing obligations or exercising any surviving rights hereunder, as required by Applicable Laws or for archival purposes. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to require the Receiving Party to alter, modify, delete or destroy any electronic copy of files created automatically in the ordinary course of business pursuant to the Receiving Party’s standard electronic back-up and archival procedures so long as such electronic files are (i) maintained only on centralized storage servers (and not on personal computers or devices), and (ii) not readily accessible by the Receiving Party’s representatives (other than its information technology specialists). Notwithstanding the time period specified in Section 11.1 (Confidentiality), any Confidential Information so retained under this Section 11.8 (Return or Destruction of Confidential Information) shall remain subject to the obligations of confidentiality and non-use set forth in this ARTICLE 11 (Confidentiality) insofar as such information is retained by the Receiving Party.

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11.9.	Publication. Except to the extent required by Applicable Laws, [***] (each, a “Publication”), [***]. If Yarrow intends to make a Publication, Yarrow shall provide GenSci with such proposed Publication [***] prior to submission date of the manuscripts or intended date of public disclosure, as applicable. GenSci shall have the right to review and comment on such proposed Publication, and Yarrow shall in good faith, consider such comments made by GenSci. If such proposed Publication contains any Confidential Information of GenSci, then upon GenSci’s request, Yarrow shall delete any such information identified by GenSci. If GenSci wishes to request a delay in any such Publication in order to protect patentable information contained in such proposed Publication, Yarrow shall delay such Publication for a period of up to [***] to enable GenSci to file the relevant patent applications. [***].

ARTICLE 12
REPRESENTATIONS AND WARRANTIES

12.1.	Representations and Warranties of Each Party. Each Party represents, warrants, and covenants (as applicable) to the other Party as of the Effective Date that:

12.1.1	it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement;

12.1.2	it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally;

12.1.3	the execution, delivery, and performance of this Agreement by such Party does not require any authorization, consent, approval, license, exemption of or filing or registration with any Third Party (including any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign) or under any Applicable Law currently in effect, and none of the foregoing is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to conduct clinical studies or Clinical Trials or to seek or obtain Regulatory Approvals; and

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12.1.4	it is not a party to, and will not enter into during the Term, any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under the Agreement.

12.2.	Covenants of Each Party. Each Party hereby covenants to the other Party that:

12.2.1	during the Term, it shall not enter into any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement; and

12.2.2	in the course of performing its obligations or exercising its rights under this Agreement, it shall comply with all Applicable Laws, including as applicable cGMP, GCP, and applicable export control laws, restrictions and regulations, anti-corruption laws and privacy laws, and shall not employ or engage any person or entity who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

12.3.	Representations and Warranties of GenSci. GenSci represents and warrants to Yarrow as of the Effective Date that:

12.3.1	Except for [***];

12.3.2	its rights, title, and interests in and to all of the Licensed Technology are free of any lien, charge, encumbrance, or security interest that could reasonably be expected to conflict with or limit the scope of or have a material adverse impact on any of the rights or licenses granted to Yarrow hereunder;

12.3.3	it has not previously assigned, transferred, conveyed, or granted any license or other rights under the Licensed Technology that would conflict with or limit the scope of any of the rights or licenses granted to Yarrow hereunder;

12.3.4	Schedule 1.94 (Licensed Patent Rights as of the Effective Date; Changing Application) sets forth a complete and accurate list of all Licensed Patent Rights, including ownership thereof, Controlled by GenSci or its Affiliates that are necessary or reasonably useful to Develop, Manufacture, Commercialize or otherwise Exploit any Licensed Molecule or Licensed Product;

12.3.5	all Licensed Patent Rights owned by GenSci and, to GenSci’s knowledge, all Licensed Patent Rights licensed to GenSci (a) are being diligently prosecuted or maintained in the respective patent offices in accordance, in all material respects, with Applicable Law and (b) have been filed and maintained in accordance, in all material respects, with all Applicable Law and all applicable fees required to be paid by GenSci in order to prosecute or maintain the Licensed Patent Rights have been timely paid;

12.3.6	neither GenSci nor any of its Affiliates has received written notice of any claim, judgment, or settlement against or owed by GenSci with respect to the Licensed Technology, nor any pending reissue, reexamination, inter partes review, interference, opposition, litigation, or other proceeding seeking to invalidate or otherwise challenge the ownership, scope, duration, validity, enforceability, priority, or right to use any Licensed Technology, and to GenSci’s knowledge, neither GenSci nor any of its Affiliates has received written notice of any threatened claim or litigation or any reissue, reexamination, inter partes review, interference, opposition, litigation, or other proceeding seeking to invalidate or otherwise challenge the ownership, scope, duration, validity, enforceability, priority, or right to use any Licensed Technology;

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12.3.7	no Governmental Authority or academic institution has any (a) right to, (b) ownership of (including any “step-in” or “march-in” rights with respect to), (c) right to royalties for, or (d) right to impose any restriction on, the assignment, transfer, grant of licenses or other disposal of any Licensed Technology or Regulatory Materials, in each case (a) – (d), that would impose any requirement or restriction on the Exploitation of any Licensed Molecule or Licensed Product as contemplated herein;

12.3.8	it has taken commercially reasonable measures to protect the secrecy, confidentiality and value of the non-public information within the Licensed Know-How and, to GenSci’s knowledge, no event has occurred which has resulted in the unauthorized use or disclosure of any Licensed Know-How or which otherwise resulted in any non-public Licensed Know-How falling into the public domain;

12.3.9	it has not received any written notice from any Third Party asserting or alleging that [***];

12.3.10	GenSci holds such approvals, permits, licenses, franchises, authorizations and clearances issued by any Regulatory Authority as are required in connection with the Development and Manufacture conducted to date by GenSci or its Affiliates of the Licensed Molecules and Licensed Products;

12.3.11	neither GenSci nor any of its Affiliates has received any warning letters or written correspondence from any Regulatory Authority requiring the termination, suspension, or material modification of any clinical or pre-clinical studies or tests with respect to the Licensed Molecule or Licensed Product;

12.3.12	there is no pending or, to GenSci’s knowledge, threatened (in writing), adverse actions, claims, suits or proceedings against GenSci or any of its Affiliate that involve any antitrust, anti-competition, anti-bribery or corruption violations or that may reasonably be expected to adversely affect GenSci’s ability to perform its obligations under this Agreement;

12.3.13	GenSci has not initiated a voluntary proceeding under any applicable Bankruptcy Code, and to GenSci’s knowledge, there is no involuntary proceeding under any applicable Bankruptcy Code pending against GenSci as of the Effective Date; and

12.3.14	GenSci has [***].

For purposes of this Section 12.3 (Representations and Warranties of GenSci), [***].

12.4.	Covenants of GenSci. GenSci hereby covenants to Yarrow that, during the Term, it (a) shall not assign, transfer, convey, or grant any license or other right under the Licensed Technology that is inconsistent with the license granted to Yarrow under Section 2.1.1 (Licenses Grant to Yarrow), (b) shall use commercially reasonable measures to protect the secrecy, confidentiality and value of the non-public information within the Licensed Know-How, (c) shall [***].

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12.5.	Representations and Warranties of Yarrow. Yarrow hereby represents and warrants to GenSci as of the Effective Date that:

12.5.1	it does not own or Control any Patent Right that claims or Covers the Licensed Molecule or Licensed Product;

12.5.2	there is no pending or, to Yarrow’s knowledge, threatened (in writing), adverse actions, claims, suits or proceedings against Yarrow or any of its Affiliates that involve any antitrust, anti-competition, anti-bribery or corruption violations or that may reasonably be expected to adversely affect Yarrow ability to perform its obligations under this Agreement;

12.5.3	neither Yarrow nor any of its Affiliates or any of their respective employees is, or has been, debarred or disqualified by any Regulatory Authority;

12.5.4	all of Yarrow’s (and its Affiliates’) officers and employees have executed agreements or have existing obligations under Applicable Law obligating such individuals to maintain as confidential any Confidential Information of GenSci that such individuals may receive or otherwise access in connection with this Agreement;

12.5.5	it has [***];

12.5.6	it and/or its Affiliates [***];

12.5.7	it has the requisite approvals, expertise or permits reasonably required to perform its obligations under this Agreement;

12.5.8	[***].

For purposes of this Section 12.5 (Representations and Warranties of Yarrow), [***].

12.6.	Covenants of Yarrow. Yarrow covenants to GenSci that:

12.6.1	[***];

12.6.2	[***];

12.6.3	[***]; and

12.6.4	[***].

12.7.	Compliance.

12.7.1	By signing this Agreement, Yarrow hereby represents, warrants and covenants (as applicable) to GenSci that:

(a)	it shall comply with all Applicable Laws, including anti-corruption and anti-bribery laws, in the Exploitation of the Licensed Molecules and Licensed Products under this Agreement;

(b)	it shall not, in the course of performing its obligations or exercising its rights under the Agreement, offer, promise, give, demand, seek or accept, directly or indirectly, any gift or payment, consideration or benefit in kind to any governments, government officials, political parties or political party officials (or relatives or associates of such officials) (the “Covered Person”) that would or could be construed as an illegal or corrupt practice;

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(c)	it is not a Covered Person or affiliated with any Covered Person; and

(d)	it shall immediately notify GenSci of any attempt by any Covered Person to, directly or indirectly, solicit, ask for, or attempt to extort anything of value from Yarrow, its Affiliates or Sublicensees (as applicable), and shall refuse any such solicitation, request or extortionate demand except a facilitating payment as expressly permitted under the anti-corruption laws.

12.7.2	From time to time, upon request from GenSci, but in any case [***], Yarrow shall submit a compliance certificate [***].

12.7.3	[***], GenSci shall have the right to [***] and conduct due diligence in relation to Yarrow’s business related to the performance of its obligations under this Section 12.7 (Compliance) and [***]. Yarrow shall [***] cooperate with GenSci in any such due diligence.

12.7.4	If GenSci has [***], GenSci shall have the right to [***]. Unless otherwise required under Applicable Laws or by order of a competent court or Regulatory Authority, GenSci shall ensure that [***].

12.8.	NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. FURTHERMORE, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, LICENSOR HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF VALIDITY AND ENFORCEABILITY OF ANY INTELLECTUAL PROPERTY RIGHTS, NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY OF THIRD PARTIES, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, OR THE PROSPECTS OR LIKELIHOOD OF COMMERCIAL SUCCESS OF THE LICENSED PRODUCT OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. YARROW ACKNOWLEDGES AND AGREES THAT THE LICENSED MOLECULE AND LICENSED PRODUCT ARE THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT AND THAT GENSCI CANNOT ASSURE THE SAFETY, USEFULNESS OR SUCCESSFUL DEVELOPMENT OR COMMERCIALIZATION OF ANY LICENSED MOLECULE OR LICENSED PRODUCT.

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ARTICLE 13
INDEMNIFICATION

13.1.	Indemnification by Yarrow. Yarrow will indemnify and hold harmless GenSci, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “GenSci Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) payable to Third Parties (individually and collectively, “Losses”) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (“Claims”) to the extent arising from:

13.1.1	any breach of, or inaccuracy in, any representation, warranty, covenant or obligation made by Yarrow or its Affiliates or Sublicensees in this Agreement;

13.1.2	the Development, Manufacture and Commercialization or other Exploitation of the Licensed Products in the Territory by or on behalf of Yarrow or any of its Affiliates, or Sublicensee, including product liability claims relating to the Licensed Molecules or Licensed Products; or

13.1.3	[***];

except to the extent such Losses arise out of [***].

13.2.	Indemnification by GenSci. GenSci will indemnify and hold harmless Yarrow, its Affiliates, and its and their directors, officers, employees, consultants, and agents (individually and collectively, the “Yarrow Indemnitee(s)”) from and against all Losses incurred in connection with any Claims to the extent arising from:

13.2.1	any breach of, or inaccuracy in, any representation, warranty, covenant or obligation made by GenSci or its Affiliates in this Agreement;

13.2.2	the Development, Manufacture and Commercialization or other Exploitation of the Licensed Molecules or Licensed Products (a) anywhere in the world prior to the Effective Date, or (b) outside the Territory after the Effective Date, in each case, by or on behalf of GenSci or any of its Affiliates, licensees, or sublicensee, including product liability claims relating to the Licensed Molecules or Licensed Products; or

13.2.3	[***];

except in each case to the extent such Losses arise out of [***].

13.3.	Indemnification Procedure. If either Party is seeking indemnification under Section 13.1 (Indemnification by Yarrow) or Section 13.2 (Indemnification by GenSci) (the “Indemnified Party”), it will inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section within [***] after receiving notice of the Claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a Claim will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been prejudiced as a result of such failure or delay to give notice). The Indemnifying Party will have the right to assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party will cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, at the Indemnifying Party’s cost and expense. The Indemnified Party will have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party. Neither Party will have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent will not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 13.1 (Indemnification by Yarrow) or Section 13.2 (Indemnification by GenSci) as to any Claim, pending resolution of the dispute pursuant to ARTICLE 15 (Dispute Resolution), the Parties may conduct separate defenses of such Claim, with each Party retaining the right to claim indemnification from the other Party in accordance with Sections 13.1 (Indemnification by Yarrow) or 13.2 (Indemnification by GenSci) upon resolution of the underlying Claim.

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13.4.	Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this ARTICLE 13 (Indemnification). Nothing in this Agreement will or will be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

13.5.	Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 13.5 (LIMITATION OF LIABILITY) IS INTENDED TO OR WILL LIMIT OR RESTRICT THE AMOUNTS PAID TO THIRD PARTIES [***].

13.6.	Insurance. Each of the Parties will, at their own respective expense procure and maintain [***], insurance policies adequate to cover their obligations hereunder and consistent with the normal business practices of prudent pharmaceutical companies of similar size and scope. Each Party will provide the other Party with a certificate of such insurance upon reasonable request of the other Party. Such insurance will not be construed to create a limit of either Party’s liability under this Agreement.

ARTICLE 14
TERM AND TERMINATION

14.1.	Term. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to this ARTICLE 14 (Term and Termination), will remain in effect until it expires (a) on a Licensed Product-by-Licensed Product and country-by-country basis, upon the expiration of the Royalty Term for such Licensed Product in such country, and (b) in its entirety, upon the expiration of all Royalty Terms for all Licensed Products in all countries in the Territory (the “Term”). Upon the expiration (but not earlier termination) of the Royalty Term with respect to a Licensed Product in a particular country, the license granted by GenSci to Yarrow pursuant to Section 2.1.1 (License Grant to Yarrow) with respect to such Licensed Product in such country will become fully paid-up, royalty-free, irrevocable, and perpetual, and [***].

14.2.	Termination.

14.2.1	Termination by Yarrow for Convenience. After the [***], Yarrow may terminate this Agreement [***], at its sole discretion and for any or no reason at any time by providing [***] advance written notice of such termination to GenSci.

14.2.2	Termination for Material Breach. Subject to Section 14.2.3 (Disputes Regarding Material Breach), either Party (the “Non-Breaching Party”) may terminate this Agreement [***], in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach has not been cured within [***] after receipt of written notice of such breach by the Breaching Party from the Non-Breaching Party (such [***] period, the “Cure Period”). The written notice describing the alleged material breach will provide reasonably sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 14.2.2 (Termination for Material Breach) will become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period, or, if and only if a material breach (other than a breach of a payment obligation) is not curable prior to the expiration of the applicable Cure Period, then such Cure Period will be extended so long as the Breaching Party has provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure of such material breach, [***].

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14.2.3	Disputes Regarding Material Breach. For any breach other than a breach of a payment obligation only, if the Parties reasonably and in good faith disagree as to whether there has been a material breach, then the Breaching Party that disputes whether there has been a material breach may contest the allegation in accordance with ARTICLE 15 (Dispute Resolution), and the applicable Cure Period will toll upon the initiation of such dispute resolution procedures. If, as a result of such dispute resolution process, it is finally determined pursuant to ARTICLE 15 (Dispute Resolution) that the Breaching Party committed a material breach of this Agreement, then the applicable Cure Period will resume and unless such alleged breach was cured during the pendency of such Cure Period (once resumed), this Agreement will terminate effective as of the expiration of such Cure Period. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and all Cure Periods. Any such dispute resolution proceeding will not suspend any obligations of either Party hereunder and each Party will use reasonable efforts to mitigate any damages. Any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute will be promptly refunded [***]. If, as a result of such dispute resolution proceeding, it is determined that the Breaching Party did not commit such material breach (or such material breach was cured in accordance with Section 14.2.2 (Termination for Material Breach)), then no termination of this Agreement will be effective, and this Agreement will continue in full force and effect.

14.2.4	Termination for Insolvency. Each Party will have the right to terminate this Agreement in its entirety upon written notice to the other Party in the event that the other Party undergoes any Insolvency Event.

14.2.5	Termination for Patent Challenge.

(a)	If Yarrow or any of its Affiliates directly, or indirectly through any Third Party, [***] with respect to, any Licensed Patent Rights (each, a “Patent Challenge”), GenSci shall have the right, in its sole discretion, to:

(i)	[***]; or

(ii)	upon written notice to Yarrow, terminate this Agreement in its entirety.

(b)	Notwithstanding the foregoing, this Section 14.2.5 (Termination for Patent Challenge) will not apply to any such Patent Challenge that is [***]. For clarity, a Patent Challenge shall not include arguments made by Yarrow or any of its Affiliates that distinguish any Patent Right from those claimed in the Licensed Patent Rights in the ordinary course of ex parte prosecution as long as such distinguishment does not otherwise constitute any action described in the definition of Patent Challenge.

14.2.6	Termination for Discontinuation of Development Activities. If, at any time during the Term up to receipt of Regulatory Approval of a Licensed Product in [***], Yarrow (including through its Affiliates and Sublicensees) ceases all Development activities of the Licensed Molecules and/or Licensed Products in the Territory [***], then GenSci will have the right to terminate this Agreement [***]. Notwithstanding the foregoing, GenSci shall not have the right to terminate this Agreement if such cessation is [***].

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14.2.7	No Termination after Regulatory Approval. Notwithstanding any provision to the contrary set forth in this Agreement, after a Licensed Product receives Regulatory Approval in [***], any later exercise by GenSci of its termination right under Section 14.2.2 (Termination for Material Breach), [***], will [***].

14.2.8	Effects of Termination. Upon the effective date of termination (but not expiration) of this Agreement and subject to Sections 14.2.7 (No Termination After Regulatory Approval) and 16.3 (Change of Control):

(a)	Licenses.

(i)	All licenses and other rights granted by a Party to the other Party [***] shall terminate.

(ii)	Upon termination of this Agreement for any reason other than for [***], upon GenSci’s written request, the Parties will negotiate in good faith, for a period of [***] after the effective date of termination, the terms and conditions of an agreement (the “Reversion Agreement”) pursuant to which Yarrow would, and would cause its Affiliates to grant to GenSci an exclusive license under any Yarrow Technology (as it exists as of the effective date of such termination) Controlled by Yarrow and its Affiliates in the Field, for the purpose of Exploiting any terminated Licensed Product (as such terminated Licensed Product exists as of the effective date of termination) after the termination of the Agreement. If the Parties cannot reach agreement with respect to the terms and conditions of a Reversion Agreement, either Party will have the right to refer such dispute to arbitration under Section 15.4 (Baseball Arbitration).

(b)	Regulatory Materials. Yarrow shall [***], either (i) if permitted by Applicable Laws, promptly transfer and assign to GenSci or its designee all Regulatory Materials and Regulatory Approvals for the Licensed Molecules and Licensed Products [***], (ii) continue to hold any such Regulatory Materials and Regulatory Approvals [***]; or (iii) terminate or withdraw any such Regulatory Materials and Regulatory Approvals. [***].

(c)	Data. Yarrow shall [***] promptly transfer and assign to GenSci, [***] all data generated from the Development of the Licensed Molecules and Licensed Products, [***].

(d)	Trademarks. Yarrow shall [***].

(e)	New Sublicense Agreement. Upon the request of any Sublicensee not then in breach of its sublicense agreement or the terms of this Agreement applicable to such Sublicensee, GenSci will [***]

(f)	Inventory. GenSci shall [***]. Yarrow and its Affiliates and/or non-terminating Sublicensees shall [***].

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(g)	Transition Assistance. Yarrow shall [***] cooperate with GenSci to facilitate orderly transition of the Development, Manufacture, Commercialization and other Exploitation of the Licensed Molecules and Licensed Products in the Field in the Territory to GenSci, [***] (i) [***]; (ii) to the extent that Yarrow and its Affiliates and/or non-terminating Sublicensees are performing any activities to Develop, Manufacture, or Commercialize the Licensed Molecules or Licensed Products, and (iii) [***].

(h)	Ongoing Clinical Trials. If at the time of such termination, any Clinical Trials for any Licensed Product are being conducted by or on behalf of Yarrow or its Affiliates and/or non-terminating Sublicensees, then, [***].

(i)	Transition Cost. [***].

14.3.	Survival. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the following provisions will survive the termination or expiration of this Agreement for any reason: [***].

14.4.	Termination Not Sole Remedy. Termination will not be the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

ARTICLE 15
DISPUTE RESOLUTION

15.1.	Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this ARTICLE 15 (Dispute Resolution) to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

15.2.	Internal Resolution. If the Parties are unable to resolve any dispute arising out of or in connection with this Agreement, including but not limited to any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within [***] after such dispute is first identified by either Party in writing to the other, the Parties will refer such dispute to the Executive Officers (or their designees) of the Parties for attempted resolution by good faith negotiations within [***] after such referring notice is first received. In such event, the Parties shall cause their Executive Officers (or their designees) to meet and be available to attempt to resolve such dispute. If the Parties are unable to resolve any dispute under this Section 15.2 (Internal Resolution), such remaining dispute shall be resolved pursuant to Section 15.3 (Binding Arbitration).

15.3.	Binding Arbitration.

15.3.1	Arbitration Proceeding. If the Parties fail to resolve the dispute through escalation to the Executive Officers under Section 15.2 (Internal Resolution), and a Party desires to pursue resolution of the dispute, the dispute will be submitted by either Party for resolution by arbitration administered by the International Chamber of Commerce (“ICC”) pursuant to ICC’s arbitration rules and procedures then in effect. The seat of arbitration will be New York City, New York, U.S. The language of the arbitration will be English. The arbitration shall be conducted by a panel of three arbitrators experienced in the pharmaceutical business. Within [***] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator (who shall be the chairperson of the arbitration panel) within [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by ICC. [***]. The arbitral tribunal shall determine the dispute [***]. The Parties agree that any award or decision made by the arbitral tribunal will be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction.

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15.3.2	Injunctive Relief. By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal will have full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.

15.3.3	Confidentiality. The existence and content of the arbitral proceedings and any ruling or awards will be kept confidential by the Parties and members of the arbitral tribunal except (a) to the extent that disclosure may be required of a Party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a court or other judicial authority, (b) with the consent of both Parties, (c) where needed for the preparation or presentation of a claim or defense in the arbitration, (d) where such information is already in the public domain other than a result of a breach of this clause, or (e) by order of the arbitral tribunal upon application of a Party.

15.3.4	Costs. Each Party will bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the administrator and the arbitrator; [***].

15.3.5	Pending Disputes. During a pending dispute, where this Agreement has not yet been terminated, each Party shall continue to perform in good faith its obligations under this Agreement only to the extent that those obligations are related to non-disputed activities or only to satisfy regulatory requirements.

15.3.6	Intellectual Property Rights. Notwithstanding anything in this Section 15.3 (Binding Arbitration), in the event of a dispute with respect to the validity, scope, enforceability or ownership of any Patent Right or copyrights, and such dispute is not resolved in accordance with Section 15.2 (Internal Resolution), such dispute will not be submitted to an arbitration proceeding in accordance with this Section 15.3 (Binding Arbitration), unless otherwise agreed by the Parties in writing, and instead either Party may initiate litigation in a court of competent jurisdiction in any country in which such rights apply.

15.4.	Baseball Arbitration.

15.4.1	Baseball Arbitration Procedure. Any inability of the Parties to agree on the terms of the Clinical Supply Agreement, Quality Agreement, or Commercial Supply Agreement or matters provided in subsection (c) under Section 3.8.2 (Final Decision-Making Authority) will be submitted to a Third Party expert (a “Third Party Expert”) acceptable to the Parties having relevant expertise with respect to the dispute and who has not had any material business relationship with either Party in the [***] prior to appointment. The Parties will use reasonable efforts to agree on the Third Party Expert within [***] after either Party designates the dispute for mediation and arbitration. If the Parties cannot agree on a Third Party Expert within [***], each Party will nominate one Third Party expert within such [***] period, and the two Third Party experts selected will nominate the Third Party expert within [***] after their nomination, and such Third Party expert will be the Third Party Expert for purpose of this Section 15.4 (Baseball Arbitration).

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15.4.2	Proposal of Terms. Within [***], each Party will deliver to both the Third Party Expert and the other Party a detailed written proposal setting forth (a) all terms the Parties have agreed upon, and (b) all of such Party’s proposed additional terms for the resolution of the dispute (the “Proposed Terms”) and a memorandum (the “Support Memorandum”) in support thereof, not exceeding [***] in length. The Parties will also provide the Third Party Expert with a copy of this Agreement, as amended through such date. Within [***] after receipt of the other Party’s Proposed Terms and Support Memorandum, each Party may submit to the Third Party Expert (with a copy to the other Party) a response to the other Party’s Proposed Terms and Support Memorandum, such response not exceeding [***] in length. Neither Party may have any other communications (either written or oral) with the Third Party Expert; provided that the Third Party Expert may, in its discretion, convene a hearing to ask questions of the Parties and hear oral argument arid discussion regarding each Party’s Proposed Terms and Support Memorandum, at which time each Party will have an agreed upon time to argue and present witnesses in support of its Proposed Terms.

15.4.3	Selection of Proposed Terms. [***], the Third Party Expert will select one of the two Proposed Terms [***] provided by the Parties which most closely reflects a commercially reasonable interpretation of the terms of this Agreement, provided that the Proposed Terms selected by the Third Party Expert shall be consistent with the express terms and conditions that are already agreed by Parties in this Agreement. In making its selection, (a) the Third Party Expert will not modify the terms or conditions of either Party’s Proposed Terms nor will the Third Party Expert combine provisions from both Proposed Terms and (b) the Third Party Expert will consider the terms and conditions of this Agreement, the relative merits of the Proposed Terms, the Support Memorandums and, if applicable, the oral arguments of the Parties. The Third Party Expert will make its decision known to both Parties as promptly as possible by delivering written notice to both Parties. The decision of the Third Party Expert will be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction provided that such decision is consistent with the express terms and conditions that are already agreed by Parties in this Agreement.

ARTICLE 16
MISCELLANEOUS

16.1.	Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing arty obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party [***], including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, epidemic, pandemic, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God or any other deity, or acts, omissions or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement) (each such event, a “Force Majeure Event”). The affected Party will notify the other Party of such Force Majeure Event as soon as reasonably practical and will promptly undertake all reasonable efforts necessary to cure such Force Majeure Event. The suspension of performance by the non-performing Party will be of no greater scope and no longer duration than is necessary and the non-performing Party will use reasonable efforts to remedy its inability to perform.

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16.2.	Assignment.

16.2.1	Transfer. Except as express permitted herein, this Agreement may not be assigned or otherwise transferred (including by operation of law or in connection with a merger, reorganization, sale of shares, sale of all or substantially all of the assets of the business to which this Agreement relates, or any Change of Control), nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party, not be unreasonably withheld, conditioned, or delayed, provided that the foregoing shall not apply to any assignment or transfer by a Party in connection with [***]. Any attempted assignment not in accordance with this Section 16.2 (Assignment) will be null and void and of no legal effect. Any permitted assignee will assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement will be binding upon, and will inure to the benefit of, the Parties and their respected successors and permitted assigns.

16.2.2	Notwithstanding the foregoing, GenSci may, without Yarrow’s consent, assign or transfer this Agreement and its rights and obligations hereunder, in whole or in part, to an Affiliate [***].

16.2.3	Notwithstanding the foregoing, GenSci may, without Yarrow’s consent, assign, transfer or pass along the benefit of its right to receive any payments under this Agreement, in whole or in part, including GenSci’s associated rights relating to receipt of notices, receipt of reports, taxes, and audits.

16.2.4	Notwithstanding the foregoing, Yarrow may, without GenSci’s consent, assign or transfer this Agreement and all of its rights and obligations hereunder to [***].

16.3.	Change of Control. Yarrow shall provide GenSci with at least [***] of any Change of Control of Yarrow and such notice shall include [***]. If such consummation of Change of Control of Yarrow occurs [***], GenSci may either [***].

16.4.	Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal, and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

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16.5.	Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by email (and promptly confirmed by personal delivery, registered, or certified mail or overnight courier), sent by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to GenSci:

Shanghai Scizeng Medical Technology Co., LTD.
17F Tower-A, Yuehong Plaza, 88 Hongcao Road, Shanghai, P.R. China
Attention: [***]
Email: [***]

with a copy to (which will not be deemed notice):

Changchun Genescience Pharmaceutical Co., Ltd.

21F Tower-A, Yuehong Plaza, 88 Hongcao Road, Shanghai, P.R. China

Attention: [***]

Email: [***]

If to Yarrow:

Yarrow Bioscience, Inc.
40 10th Avenue, Floor 7

New York, New York 10014

Attn: [***]

Email: [***]

with a copy to (which will not be deemed notice):

Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111 USA
Attn: [***]
Email: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day; (b) on the [***] after dispatch if sent by internationally-recognized overnight courier; or (c) on the [***] following the date of mailing if sent by mail.

16.6.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of New York, USA exclusively, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction. The application of the U.N. Convention on Contracts for the International Sale of Goods is excluded.

16.7.	Entire Agreement; Amendments. The Agreement, together with the Schedules attached hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder) are superseded by the terms of this Agreement. Neither Party is relying on any representation, promise, nor warranty not expressly set forth in this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

16.8.	Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections of this Agreement.

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16.9.	Performance by Affiliates. Either Party may use one or more of its Affiliate to exercise its rights and perform its obligations and duties hereunder, provided that such Party will remain liable hereunder for the prompt payment and performance of all its obligations hereunder.

16.10.	Independent Contractors. It is expressly agreed that GenSci and Yarrow will be independent contractors and that the relationship between the Parties for all purposes, including Tax purposes, will not constitute a partnership, joint venture or agency. Neither GenSci nor Yarrow will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other Party, without the prior written consent of the other Party.

16.11.	Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

16.12.	Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

16.13.	Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission will be deemed to be required to be taken on the next occurring Business Day.

16.14.	English Language. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, including all communications between the Alliance Managers, and any dispute proceeding related to or arising hereunder, will be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement will prevail.

16.15.	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other Party in complying with the terms of this Agreement or assist the other Party in complying with such Party’s reporting, filing and/or other obligations under Applicable Law, the listing standards of the SEC on which such Party’s securities may be listed from time to time, or as required by the SEC, including without limitation assistance in preparing regulatory reports or filings, public disclosures, financial statements or other information required to be filed, reported, disclosed or otherwise prepared under such Applicable Law or listing standards to the extent provision of such assistance is practicable and legally permissible. Each Party shall reimburse the other Party for reasonable and documented out-of-pocket costs and FTE Costs incurred by such Party in connection with the above-mentioned assistance to the extent such assistance is solely to the requesting Party’s benefit.

16.16.	Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, or Schedules will be construed to refer to Sections, or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or section, or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “or,” and (l) a Person will be deemed an Affiliate of a Party only for so long as such Person remains an Affiliate of such Party.

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16.17.	Parental Guaranty. To induce GenSci to enter into this Agreement, Guarantor absolutely, unconditionally and irrevocably guarantees, as principal and not as surety, to Yarrow, and its successors and assigns, the (a) [***], (b) [***], and (c) [***] (collectively, “Guaranteed Obligations”). This guaranty is [***]. Guarantor represents and warrants to GenSci as of the Effective Date, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date), as follows:

16.17.1	Guarantor (a) is duly organized or formed, validly existing and in good standing pursuant to the Applicable Laws of its jurisdiction of organization or formation; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

16.17.2	Guarantor has the requisite corporate power and authority to (a) execute and deliver this Section 16.17 (Parental Guaranty) and (b) perform its covenants under this Section 16.17 (Parental Guaranty).

16.17.3	[***]

16.17.4	[***].

16.17.5	[***].

16.17.6	Guarantor shall be deemed a “Party” solely for purposes of Section 16.17 (Parental Guaranty).

16.18.	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Each Party will be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies will be legally effective to create a valid and binding agreement among the Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Exclusive License Agreement to be executed by their duly authorized representatives as of the Effective Date.

Shanghai Scizeng Medical Technology Co., Ltd.		Yarrow Bioscience, Inc.

By:	/s/ [***]	By:	/s/ [***]

Name:	[***]	Name:	[***]

Title:	Chief Executive Officer	Title:	President and Chief Executive Officer

Solely with respect to Section 16.17 (Parental Guaranty)

[***]

		By:	/s/ [***]

		Name:	[***]

		Title:	[***]

Solely with respect to Section 16.17 (Parental Guaranty)

[***]

		By:	/s/ [***]

		Name:	[***]

		Title:	[***]

Solely with respect to Section 16.17 (Parental Guaranty)

[***]

		By:	/s/ [***]

		Name:	[***]

		Title:	[***]

[Signature Page to Exclusive License Agreement]

Solely with respect to Section 16.17 (Parental Guaranty)

[***]

By:	/s/ [***]

Name:	[***]

Title:	[***]

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Schedule 1.93
Licensed Molecule

[***]

61

Schedule 1.94
Licensed Patent Rights as of the Effective Date; Changing Application

[***]

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Schedule 4.3.1
Initial Transfer to Yarrow of the Licensed Know-How, GenSci Development Data, and Regulatory Materials

[***]

63

Schedule 7.1
MTT Plan

[***]

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